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                                                                    EXHIBIT 4(b)
























                              CARDINAL HEALTH, INC.
                               PROFIT SHARING AND
                             RETIREMENT SAVINGS PLAN


                Amended and Restated Effective as of July 1, 1998




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                                TABLE OF CONTENTS

Page


ARTICLE I         DEFINITIONS   8
   Section 1.01.     Account.................................................8
   Section 1.02.     Accounting Date.........................................8
   Section 1.03.     Beneficiary.............................................8
   Section 1.04.     Board...................................................8
   Section 1.05.     Code....................................................8
   Section 1.06.     Committee...............................................8
   Section 1.07.     Company.................................................8
   Section 1.08.     Compensation............................................8
   Section 1.09.     Compensation Deferral Account..........................10
   Section 1.10.     Disability.............................................10
   Section 1.11.     Effective Date.........................................10
   Section 1.12.     Eligible Employee......................................10
   Section 1.13.     Employee...............................................10
   Section 1.14.     Employer(s)............................................11
   Section 1.15.     Entry Date.............................................11
   Section 1.16.     ERISA..................................................11
   Section 1.17.     Former Participant.....................................11
   Section 1.18.     Highly Compensated Employee............................11
   Section 1.19.     Income.................................................12
   Section 1.20.     Investment Manager.....................................12
   Section 1.21.     Leased Employee........................................12
   Section 1.22.     Matching Account.......................................12
   Section 1.23.     Nonforfeitable.........................................12
   Section 1.24.     Nonforfeitable Account Balance.........................12
   Section 1.25.     Non-highly Compensated Employee........................12
   Section 1.26.     Normal Retirement Age..................................12
   Section 1.27.     Participant............................................13
   Section 1.28.     Part-time Employee.....................................13
   Section 1.29.     Plan...................................................13
   Section 1.30.     Plan Administrator.....................................13
   Section 1.31.     Plan Year..............................................13
   Section 1.32.     Profit Sharing Account.................................13
   Section 1.33.     Qualified Matching Contribution Account................13
   Section 1.34.     Qualified Non-elective Contribution Account............13
   Section 1.35.     Related Employers......................................13
   Section 1.36.     Rollover Account.......................................13
   Section 1.37.     Service and Break in Service Definitions...............13
                     A.   Absence from Service..............................13
                     B.   Authorized Leave of Absence.......................14

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                     C.   Break in Service..................................14
                     D.   Eligibility Computation Period....................14
                     E.   Employment Commencement Date......................14
                     F.   Hour of Service...................................15
                     G.   Period of Service.................................16
                     H.   Period of Severance...............................16
                     I.   Re-employment Commencement Date...................16
                     J.   Separation from Service...........................16
                     K.   Service...........................................16
                     L.   Severance from Service Date.......................17
                     M.   Year of Service...................................17
   Section 1.38.     Shares.................................................17
   Section 1.39.     Special Contribution Account...........................17
   Section 1.40.     Transfer Account.......................................17
   Section 1.41.     Treasury Regulations...................................17
   Section 1.42.     Trust..................................................17
   Section 1.43.     Trust Fund.............................................17
   Section 1.44.     Trustee................................................17
   Section 1.45.     Valuation Date.........................................18
   Section 1.46.     Terms Defined Elsewhere................................18

ARTICLE II   ELIGIBILITY AND PARTICIPATION   20
   Section 2.01.     ELIGIBILITY............................................20
   Section 2.02.     PARTICIPATION UPON RE-EMPLOYMENT.......................20
   Section 2.03.     ENROLLMENT.............................................20
   Section 2.04.     TRANSFER BETWEEN CLASSES OF EMPLOYEES..................20

ARTICLE III   CONTRIBUTIONS    22
   Section 3.01.     INDIVIDUAL ACCOUNTS....................................22
   Section 3.02.     PROFIT SHARING CONTRIBUTIONS AND SPECIAL
                     CONTRIBUTIONS..........................................22
   Section 3.03.     PROFIT SHARING CONTRIBUTION AND SPECIAL
                     CONTRIBUTION ALLOCATION AND ACCRUAL
                     OF BENEFIT.............................................23
   Section 3.04.     COMPENSATION DEFERRAL CONTRIBUTIONS....................24
   Section 3.05.     CHANGES AND SUSPENSIONS OF COMPENSATION
                     DEFERRAL CONTRIBUTIONS.................................24
   Section 3.06.     MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS..........25
   Section 3.07.     MATCHING CONTRIBUTION ALLOCATION AND
                     ACCRUAL OF BENEFIT.....................................25
   Section 3.08.     VOLUNTARY EMPLOYEE NONDEDUCTIBLE
                     CONTRIBUTIONS..........................................25
   Section 3.09.     QUALIFIED NON-ELECTIVE CONTRIBUTIONS...................25
   Section 3.10.     LIMITATIONS APPLICABLE TO COMPENSATION
                     DEFERRAL CONTRIBUTIONS.................................26
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   Section 3.11.     DISTRIBUTION OF EXCESS COMPENSATION DEFERRALS..........29
   Section 3.12.     DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS...............30
   Section 3.13.     LIMITATIONS APPLICABLE TO MATCHING
                     CONTRIBUTIONS..........................................31
   Section 3.14.     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.........35
   Section 3.15.     ALTERNATIVE TO DISTRIBUTION OF EXCESS AMOUNTS..........36
   Section 3.16.     TIME OF PAYMENT OF CONTRIBUTION........................36
   Section 3.17.     ALLOCATION OF FORFEITURES..............................36
   Section 3.18.     ROLLOVER AND TRANSFER CONTRIBUTIONS....................36
   Section 3.19.     RETURN OF CONTRIBUTIONS................................37

ARTICLE IV        LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS'
         ACCOUNTS   38

   Section 4.01.     DEFINITIONS............................................38
   Section 4.02.     ANNUAL ADDITION LIMITATIONS............................40
   Section 4.03.     OVERALL LIMITATIONS....................................41
   Section 4.04.     FURTHER REDUCTIONS OF CONTRIBUTIONS....................43

ARTICLE  V        TERMINATION OF SERVICE, PARTICIPANT VESTING   44
   Section 5.01.     VESTING................................................44
   Section 5.02.     INCLUDED YEARS OF SERVICE - VESTING....................45
   Section 5.03.     FORFEITURE OCCURS......................................45
   Section 5.04.     CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED
                     PARTICIPANTS...........................................46
   Section 5.05.     RESTORATION OF FORFEITED PORTION OF ACCOUNT............46
   Section 5.06.     TRANSFER BETWEEN CLASSES OF EMPLOYEES..................47

ARTICLE VI   TIME AND METHOD OF PAYMENT OF BENEFITS    49
   Section 6.01.     RETIREMENT.............................................49
   Section 6.02.     DISTRIBUTION UPON SEPARATION FROM SERVICE
                     PRIOR TO NORMAL RETIREMENT AGE.........................49
   Section 6.03.     OTHER RULES GOVERNING THE TIME OF PAYMENT
                     OF BENEFITS............................................51
   Section 6.04.     METHOD OF PAYMENT OF BENEFITS UPON NORMAL
                     RETIREMENT OR SEPARATION FROM SERVICE
                     (OTHER THAN DUE TO DEATH) - ANNUITY
                     DISTRIBUTIONS TO CERTAIN PARTICIPANTS..................52
   Section 6.05.     WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR
                     ANNUITY................................................53
   Section 6.06.     OPTIONAL FORMS OF BENEFIT PAYMENTS.....................53
   Section 6.07.     MINIMUM DISTRIBUTION REQUIREMENTS......................54
   Section 6.08.     DISTRIBUTIONS UPON DEATH...............................55
   Section 6.09.     DESIGNATION OF BENEFICIARY.............................57
   Section 6.10.     FAILURE OF BENEFICIARY DESIGNATION.....................57
   Section 6.11.     SPECIAL RULES FOR TRANSFER ACCOUNTS....................58

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   Section 6.12.     DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS..........58
   Section 6.13.     RE-EMPLOYMENT OF PARTICIPANTS RECEIVING
                     PAYMENTS...............................................59
   Section 6.14.     FORM OF PAYMENTS.......................................59
   Section 6.15.     LOST PARTICIPANT OR BENEFICIARY........................59
   Section 6.16.     FACILITY OF PAYMENT....................................59
   Section 6.17.     NO DISTRIBUTION PRIOR TO SEPARATION FROM
                     SERVICE, DEATH OR DISABILITY...........................60
   Section 6.18.     DISTRIBUTION OF ASSETS TRANSFERRED FROM
                     MONEY PURCHASE PENSION PLAN............................60
   Section 6.19.     WRITTEN INSTRUCTION NOT REQUIRED.......................60


ARTICLE VII   WITHDRAWALS; DIRECT ROLLOVERS AND
         WITHHOLDING; LOANS      62

   Section 7.01.     HARDSHIP WITHDRAWALS...................................62
   Section 7.02.     SPECIAL WITHDRAWAL RULES APPLICABLE TO
                     TRANSFER ACCOUNTS......................................63
   Section 7.03.     WITHDRAWALS UPON ATTAINMENT OF AGE 59 1/2..............63
   Section 7.04.     DIRECT ROLLOVER AND WITHHOLDING RULES..................64
   Section 7.05.     LOANS TO PARTICIPANTS..................................64

ARTICLE VIII  EMPLOYER ADMINISTRATIVE PROVISIONS     67
   Section 8.01.     ESTABLISHMENT OF TRUST.................................67
   Section 8.02.     INFORMATION TO COMMITTEE...............................67
   Section 8.03.     NO LIABILITY...........................................67
   Section 8.04.     INDEMNITY OF COMMITTEE.................................67
   Section 8.05.     INVESTMENT FUNDS.......................................67

ARTICLE IX   PARTICIPANT ADMINISTRATIVE PROVISIONS   69
   Section 9.01.     PERSONAL DATA TO COMMITTEE.............................69
   Section 9.02.     ADDRESS FOR NOTIFICATION...............................69
   Section 9.03.     ASSIGNMENT OR ALIENATION...............................69
   Section 9.04.     NOTICE OF CHANGE IN TERMS..............................69
   Section 9.05.     PARTICIPANT DIRECTION OF INVESTMENT....................69
   Section 9.06.     CHANGE OF INVESTMENT DESIGNATIONS......................70
   Section 9.07.     LITIGATION AGAINST THE TRUST...........................70
   Section 9.08.     INFORMATION AVAILABLE..................................70
   Section 9.09.     APPEAL PROCEDURE FOR DENIAL OF BENEFITS................71


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ARTICLE X   ADMINISTRATION OF THE PLAN      72
   Section 10.01.    ALLOCATION OF RESPONSIBILITY AMONG
                     FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION..........72
   Section 10.02.    APPOINTMENT OF COMMITTEE...............................72
   Section 10.03.    COMMITTEE PROCEDURES...................................72
   Section 10.04.    RECORDS AND REPORTS....................................72
   Section 10.05.    OTHER COMMITTEE POWERS AND DUTIES......................73
   Section 10.06.    RULES AND DECISIONS....................................73
   Section 10.07.    APPLICATION AND FORMS FOR BENEFITS.....................73
   Section 10.08.    AUTHORIZATION OF BENEFIT PAYMENTS......................73
   Section 10.09.    FUNDING POLICY.........................................74
   Section 10.10.    FIDUCIARY DUTIES.......................................74
   Section 10.11.    ALLOCATION OR DELEGATION OF DUTIES AND
                     RESPONSIBILITIES.......................................75
   Section 10.12.    PROCEDURE FOR THE ALLOCATION OR DELEGATION
                     OF FIDUCIARY DUTIES....................................75
   Section 10.13     SEPARATE ACCOUNTING....................................75
   Section 10.14.    VALUE OF PARTICIPANT'S ACCOUNT.........................76
   Section 10.15.    REGISTRATION AND VOTING OF EMPLOYER COMMON
                     STOCK..................................................76
   Section 10.16.    INDIVIDUAL STATEMENT...................................76
   Section 10.17.    FEES AND EXPENSES FROM FUND............................76

ARTICLE XI   TOP HEAVY RULES      77
   Section 11.01.    MINIMUM EMPLOYER CONTRIBUTION..........................77
   Section 11.02.    ADDITIONAL CONTRIBUTION................................78
   Section 11.03.    DETERMINATION OF TOP HEAVY STATUS......................78
   Section 11.04.    LIMITATION ON ALLOCATIONS..............................78
   Section 11.05.    TOP HEAVY VESTING SCHEDULE.............................79
   Section 11.06.    DEFINITIONS............................................79

ARTICLE XII   MISCELLANEOUS       81
   Section 12.01.    EVIDENCE...............................................81
   Section 12.02.    NO RESPONSIBILITY FOR EMPLOYER ACTION..................81
   Section 12.03.    FIDUCIARIES NOT INSURERS...............................81
   Section 12.04.    WAIVER OF NOTICE.......................................81
   Section 12.05.    SUCCESSORS.............................................81
   Section 12.06.    WORD USAGE.............................................81
   Section 12.07.    HEADINGS...............................................81
   Section 12.08.    STATE LAW..............................................81
   Section 12.09.    EMPLOYMENT NOT GUARANTEED..............................81

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ARTICLE XIII   EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION      83
   Section 13.01.    EXCLUSIVE BENEFIT......................................83
   Section 13.02.    AMENDMENT BY EMPLOYER..................................83
   Section 13.03.    AMENDMENT TO VESTING PROVISIONS........................83
   Section 13.04.    DISCONTINUANCE.........................................84
   Section 13.05.    FULL VESTING ON TERMINATION............................84
   Section 13.06.    MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER..........84
   Section 13.07.    TERMINATION............................................86


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                              CARDINAL HEALTH, INC.
                   PROFIT SHARING AND RETIREMENT SAVINGS PLAN



         Cardinal Health, Inc., an Ohio corporation, hereby amends and restates in its entirety the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan, generally effective as of July 1, 1998, unless otherwise stated herein. Special effective dates are included with respect to a number of provisions as necessary to conform to amendments to the Code enacted by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997. By amending and restating the Plan, the Employer intends to implement various design changes, update the Plan in accordance with the legislative changes referenced above, and provide for the merger of assets into the Plan from the following plans (the "MERGING PLANS") maintained by the following Employers:

-  Pyxis Corporation ("Pyxis")                -  the Pyxis Corporation 401(k)
                                                 Plan

   -  Owen Healthcare, Inc. ("Owen")          -  the Owen Healthcare, Inc.
                                                 Employee Stock Ownership Plan
                                                 and the Owen Healthcare, Inc.
                                                      401(k) Savings Plan

 -  Packaging Coordinators, Inc. ("PCI")         -  the Packaging Coordinators,
                                                      Inc. Profit Sharing Plan
                                                         and the Packaging
                                                      Coordinators, Inc. Money
                                                       Purchase Pension Plan

-  Comprehensive Reimbursement Consultants,           -  CRC 401(k) Retirement
   Inc. ("CRC")                                          Plan



         The Employer intends that the Plan be qualified under Section 401(a) of the Code, with a cash or deferred arrangement qualified under Section 401(k) of the Code and a trust exempt from taxation under Section 501(a) of the Code. Pursuant to the requirements of Code Section 401(a)(27), the Employer intends that the Plan be a profit sharing plan. The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with the Employer terminates on or after the Effective Date. An Employee whose employment with the Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Plan or the appropriate Merging Plan in effect on the date his employment terminated.


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                                    ARTICLE I

                                   DEFINITIONS


         Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.

         SECTION 1.01. ACCOUNT. The separate bookkeeping account that the Committee or the Trustee shall maintain for a Participant pursuant to Section
10.13 of this Plan.

         SECTION 1.02. ACCOUNTING DATE. The last day of the Plan Year. Except as otherwise provided herein, the Committee shall make allocations of Profit Sharing Contributions and Special Contributions for a particular Plan Year as of the Accounting Date of that Plan Year.

         SECTION 1.03. BENEFICIARY. A person, including any individual, legal representative, estate or other entity, designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's, the Committee's, or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

         SECTION 1.04. BOARD. The board of directors of Cardinal Health, Inc. or a committee thereof acting on its behalf.

         SECTION 1.05. CODE. The Internal Revenue Code of 1986, as it may be amended from time to time.

         SECTION 1.06. COMMITTEE. The person or persons appointed pursuant to
Article X as the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan Committee, as from time to time constituted, to assist the Employer in the administration of the Plan in accordance with said Article.

         SECTION 1.07. COMPANY. Cardinal Health, Inc., an Ohio corporation.

         SECTION 1.08. COMPENSATION. The provisions of this Section are effective for Plan Years beginning after December 31, 1996.

         A. COMPENSATION. The Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). Compensation also includes "ELECTIVE CONTRIBUTIONS" made by the Employer on the Employee's behalf. Elective Contributions are amounts excludible from the Employee's gross income under Code Section 402(a)(8) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan) or Code Section 403(b) (relating to a tax-sheltered annuity). Compensation includes compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p). The term "Compensation" does not include:

                  (i) Employer contributions (other than Elective Contributions) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a simplified employee pension plan to the extent such contributions are excludible from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

                  (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                  (iii) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

                  (iv) Moving allowances, automobile allowances, tuition reimbursement, financial/tax planning reimbursement, other extraordinary compensation, including tax "gross-up" payments, and imputed income from other employer-provided benefits.

                  (v) Other amounts that receive special tax benefits, such as premiums for group term life insurance or contributions made by an Employer (whether or not under salary reduction agreement) towards the purchase of an annuity contract described in Code
                           Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee), other than Elective Contributions.

                  (vi) Such additional exclusions that may apply to a particular QSLOB hereunder, as set forth in the applicable Appendix hereto.

                  Any reference in this Plan to Compensation is a reference to the definition in this Section 1.08, unless the Plan reference specifies a modification to this definition. The Committee will take into account only Compensation actually paid for the relevant period.

         B. COMPENSATION LIMIT. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "COMPENSATION LIMITATION." The Compensation Limitation as of the Effective Date is $160,000, and is subject to cost of living adjustments in future years in accordance with Code Section 401(a)(17)(B). Any such cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "DETERMINATION PERIOD") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is
                  12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation Limitation set forth in this provision.

         C. COMPENSATION - SPECIAL RULES. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation (for purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees), the Employer may elect to include as Compensation all Elective Contributions made by the Employer on behalf of Employees. The Employer's election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether subsection A includes Elective Contributions in the general definition of Compensation applicable to the Plan.

         SECTION 1.09. COMPENSATION DEFERRAL ACCOUNT. That portion of a Participant's Account credited with Compensation Deferral Contributions under
Section 3.04, and adjustments relating thereto.

         SECTION 1.10. DISABILITY. A physical or mental condition that has qualified the Employee for benefits under the Employer's long-term disability plan and will prevent the Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job that the Employer makes available to him and for which such Employee is qualified by reason of his training, education or experience, for an indefinite period which the Committee considers will be of long-continued duration. The Plan considers a Participant disabled on the date that the Participant has satisfied the requirements for disability benefits under the applicable long-term disability plan. If the Participant is not eligible for long-term disability benefits, the Participant shall be considered disabled upon qualifying for Social Security disability benefits.

         SECTION 1.11. EFFECTIVE DATE. July 1, 1998, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein.

         SECTION 1.12. ELIGIBLE EMPLOYEE. Any Employee other than (a) an Employee who may be excluded from participation pursuant to Code Section 410(b)(3) as a nonresident alien or as an Employee covered by a collective bargaining agreement recognized as such under applicable federal labor law and which does not expressly provide for participation in this Plan by Employees covered thereunder, (b) an Employee of PCI or a subsidiary of PCI who resides and works in Puerto Rico, or (c) an Employee of the Company or of Owen classified as a "PRN" or on-call Employee. An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II.

         SECTION 1.13. EMPLOYEE. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code) as a common law employee (or who would be receiving such remuneration except for an authorized leave of absence). The term shall not include any individual providing services to an Employer as a consultant, independent contractor or Leased Employee deemed to be an employee of any employer described in the previous sentence, as provided in Sections 414(n) and (o) of the Code, nor any person employed by the Employer solely as a Director. An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.

         SECTION 1.14. EMPLOYER(S). The Company and any Related Employer which shall ratify and adopt this Plan in a manner satisfactory to, and with the consent of, Cardinal Health, Inc., and which have adopted this Plan as listed on the attached Appendix A. Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or by the Committee for the Plan in accordance with its procedures under Section 10.03 hereof.

         SECTION 1.15. ENTRY DATE. The date as of which an Eligible Employee satisfies the eligibility requirements of Article II. In the case of an eligible Part-time Employee, the Entry Date occurs as of the last day of the Eligibility Computation Period in which such Part-time Employee completes the required 1,000 Hours of Service.

         SECTION 1.16. ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.

         SECTION 1.17. FORMER PARTICIPANT. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

         SECTION 1.18. HIGHLY COMPENSATED EMPLOYEE. Effective for Plan Years beginning on or after January 1, 1997, any Employee who:

         A. at any time during the current Plan Year or the preceding Plan Year was a five percent owner of the Employer as defined in Code Section 416(i); or

         B.       for the preceding Plan Year:

                  (i) received more than $80,000 in annual Compensation from the Employer (or such higher amount as adjusted pursuant to Section 414(q)(1) of the Code); and

                  (ii) was in the top 20% of Employees when ranked on the basis of Compensation for the prior Plan Year.

         Highly Compensated Employees include highly compensated former Employees. A former Employee will be treated as a Highly Compensated Employee if such Employee separated from Service (or was deemed to have separated) prior to the current or preceding Plan Year, performs no Service during such Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday, in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.

         For purposes of this Section, "Compensation" means Compensation as defined in Section 1.08; and Related Employers to the Employer shall be treated as a single employer with the Employer. The determination of who is Highly Compensated shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations promulgated thereunder.

         SECTION 1.19. INCOME. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.

         SECTION 1.20. INVESTMENT MANAGER. A person or organization who is appointed under Section 10.05 to direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.

         SECTION 1.21. LEASED EMPLOYEE. Effective for Plan Years beginning on or after January 1, 1997, any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("LEASING ORGANIZATION"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable, Compensation under
Section 1.08 includes compensation from the Leasing Organization which is attributable to services performed for the Employer.

         A Leased Employee shall not be considered an Employee of the Employer if (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the Employer's nonhighly compensated workforce.

         SECTION 1.22. MATCHING ACCOUNT. That portion of a Participant's Account credited with Matching Contributions pursuant to Section 3.06, and adjustments relating thereto.

         SECTION 1.23. NONFORFEITABLE. A Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant's Account.

         SECTION 1.24. NONFORFEITABLE ACCOUNT BALANCE. The aggregate value of the Participant's vested Account balances derived from Employer and Employee contributions (including Transfer Contributions), whether vested before or upon death.

         SECTION 1.25. NON-HIGHLY COMPENSATED EMPLOYEE. Any Eligible Employee who has reached his Entry Date and who is not a Highly Compensated Employee.

         SECTION 1.26. NORMAL RETIREMENT AGE. The later of 65 years of age or the attained age of the Participant on the fifth anniversary of the date the Participant commenced participation in the Plan. "NORMAL RETIREMENT" means a Participant's Separation from Service following his attainment of Normal Retirement Age.

         SECTION 1.27. PARTICIPANT. An Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee has fully distributed the vested amount standing in his Account to him.

         SECTION 1.28. PART-TIME EMPLOYEE. An Eligible Employee who is regularly scheduled to work fewer than 20 Hours of Service per week.

         SECTION 1.29. PLAN. The plan designated as the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan as set forth herein or in any amendments hereto.

         SECTION 1.30. PLAN ADMINISTRATOR. Cardinal Health, Inc., or the person(s) or entity appointed by Cardinal Health, Inc. to serve as Plan Administrator.

         SECTION 1.31. PLAN YEAR. The fiscal year of the Plan, a 12 consecutive month period commencing on July 1 and ending on June 30.

         SECTION 1.32. PROFIT SHARING ACCOUNT. That portion of a Participant's Account credited with Profit Sharing Contributions under Sections 3.02 and 3.03, and adjustments relating thereto.

         SECTION 1.33. QUALIFIED MATCHING CONTRIBUTION ACCOUNT. That portion of a Participant's Account credited with Qualified Matching Contributions under
Section 3.06, and adjustments relating thereto.

         SECTION 1.34. QUALIFIED NON-ELECTIVE CONTRIBUTION ACCOUNT. That portion of a Participant's Account credited with Qualified Non-elective Contributions under Section 3.09, and adjustments relating thereto.

         SECTION 1.35. RELATED EMPLOYERS. A controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and
(o)). If the Employer is a member of a group of Related Employers, the term "Employer" includes the Related Employers for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b) (except to the extent that the Plan employs the qualified separate line of business ("QSLOB") rules of Code Section 414(r)), determining Years of Service and Breaks in Service under
Article V, applying the limitations of Article IV, applying the Top Heavy rules and the minimum benefit requirements of Article XI, the definitions of Employee, Highly Compensated Employee, Compensation, Leased Employee, and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.14 may contribute to the Plan, and only an Employee employed by an Employer described in Section 1.14 is eligible to participate in this Plan.

         SECTION 1.36. ROLLOVER ACCOUNT. That portion of a Participant's Account credited with Rollover Contributions under Section 3.18, and adjustments relating thereto.

         SECTION 1.37. SERVICE AND BREAK IN SERVICE DEFINITIONS.

         A. ABSENCE FROM SERVICE. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness, or layoff.
                  Notwithstanding the foregoing, an absence due to an "AUTHORIZED LEAVE OF ABSENCE," or qualified military service in accordance with Code Section 414(u) shall not constitute an Absence from Service.

         B. AUTHORIZED LEAVE OF ABSENCE. An Authorized Leave of Absence shall mean:

                  (i) a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable federal laws and regulations permit service credit to be given for such leave of absence;

                  (ii) a leave of absence due to service in the Armed Forces of the United States to the extent required by Code
                           Section 414(u); or

                  (iii) a leave of absence authorized under the Family and Medical Leave Act, but only to the extent that such Act requires that service credit be given for such period.

         C. BREAK IN SERVICE. Each 12 consecutive months in the period commencing on the earlier of (i) the date on which the Employee quits, is discharged, retires or dies, or (ii) the first anniversary of the first day of any Absence from Service, and ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee's Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.

                  In the case of a Part-time Employee, however, a Break in Service shall mean a Plan Year during which such Part-time Employee completed fewer than 501 Hours of Service.

         D. ELIGIBILITY COMPUTATION PERIOD. With respect to those Eligible Employees who are Part-time Employees, the 12 consecutive month period used to measure Hours of Service for purposes of eligibility to begin and maintain participation in the Plan.

                  (i) "INITIAL ELIGIBILITY COMPUTATION PERIOD" shall mean, for any such Employee, the 12 consecutive month period which begins on the Employee's Employment Commencement Date or Re-employment Commencement Date.

                  (ii) "SUBSEQUENT ELIGIBILITY COMPUTATION PERIOD" shall mean, for any such Employee, the Plan Year that begins within the Initial Eligibility Computation Period, and succeeding Plan Years.

         E. EMPLOYMENT COMMENCEMENT DATE. The date upon which an Employee first performs an Hour of Service for the Employer.

         F.       HOUR OF SERVICE. Hour of Service shall mean:

                  (i) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Committee shall credit Hours of Service under this subparagraph (i) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

                  (ii) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Committee shall credit Hours of Service under this subparagraph (ii) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and

                  (iii) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Committee shall not credit more than 501 Hours of Service under this subparagraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Committee shall credit Hours of Service under this subparagraph (iii) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan by this reference specifically incorporates in full within this subparagraph (iii).

                           The Committee shall not credit an Hour of Service
                  under more than one of the subparagraphs. Furthermore, if the Committee is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term "Plan Year" wherever the latter term appears in this Section. The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

                           The Committee shall credit Part-time Employees with
                  Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

                           Hours of Service will be credited for employment with
                  other members of an affiliated service group (under Code
                  Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code
                  Section 414(o) and the regulations thereunder.

                           Solely for purposes of determining whether a
                  Part-time Employee incurs a Break in Service under any provision of this Plan, the Committee shall credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Committee shall credit Hours of Service that the Part-time Employee would receive if he were paid during the absence period, or if the Committee cannot determine the number of Hours of Service the Part-time Employee would receive, on the basis of eight hours per day during the absence period. The Committee shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent a Part-time Employee's Break in Service. The Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Part-time Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his or her absence period begins, the Committee shall credit these Hours of Service to the immediately following computation period.

         G. PERIOD OF SERVICE. The period of Service commencing on an Employee's Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date. Notwithstanding anything else to the contrary, a Period of Service will include (i) any Period of Severance resulting from a quit, discharge, or retirement if within 12 months of his Severance from Service Date, the Employee is credited with an Hour of Service for the performance of duties for the Employer, (ii) any Period of Severance if the Employee quits, is discharged, or retires during an Absence from Service of less than 12 months and is then credited with an Hour of Service within 12 months of the date on which the Absence from Service began, and (iii) any other period of Service as defined in subsection K below.

         H. PERIOD OF SEVERANCE. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.

         I. RE-EMPLOYMENT COMMENCEMENT DATE. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.

         J. SEPARATION FROM SERVICE. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or Related Employers.

         K. SERVICE. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with reasonable and uniform standards and policies adopted by the Plan Administrator, which standards and policies shall be consistently observed. For purposes of counting an Employee's Service, the Plan shall treat an Employee's Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee's Period of Service prior to the date his employer became a Related Employer if such Service is granted in accordance with the requirements of Code Section 401(a)(4) and the regulations thereunder. In addition, Service for purposes of eligibility and vesting shall be granted to Eligible Employees of Owen for the period of time such Employees were employed by a hospital contracting with Owen for pharmacy services immediately before such contract and employment by Owen went into effect. For all Plan purposes, the Plan shall treat the following periods as
                  Service:

                  (i) any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.37B;

                  (ii)     any qualified military service in accordance with
                           Section 414(u) of the Code; and

                  (iii) any other absence during which the Participant continues to receive his regular Compensation.

         L. SEVERANCE FROM SERVICE DATE. The earlier of (i) the date on which an Employee quits, is discharged, retires, or dies, or
                  (ii) the first anniversary of the first date of any Absence from Service.

         M. YEAR OF SERVICE. Each one-year Period of Service. Unless otherwise provided in this Plan, Periods of Service which are less than a year shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days equal a whole year. Notwithstanding the foregoing, a Participant (other than a Part-time Employee) who has incurred a Separation from Service and who has completed five or more months of Service following the most recent anniversary of his Employment Commencement Date (or Re-employment Commencement Date, as applicable) shall, as of such termination from employment, receive credit for a full Year of Service for vesting purposes for such Period of Service.

                  In the case of Part-time Employees, a Year of Service means a 12-month computation period during which the Part-time Employee completes 1,000 or more Hours of Service.

         SECTION 1.38. SHARES. The no par value common shares of Cardinal Health, Inc., an Ohio corporation.

         SECTION 1.39. SPECIAL CONTRIBUTION ACCOUNT. That portion of a Participant's Account credited with Special Contributions under Sections 3.02 and 3.03, and adjustments relating thereto.

         SECTION 1.40. TRANSFER ACCOUNT. That portion of a Participant's Account credited with Transfer Contributions under Section 3.18, and adjustments relating thereto.

         SECTION 1.41. TREASURY REGULATIONS. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.

         SECTION 1.42. TRUST. The Trust known as the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan Trust and maintained in accordance with the terms of the trust agreement, as from time to time amended, between Cardinal Health, Inc. and the Trustee.

         SECTION 1.43. TRUST FUND. All property of every kind held or acquired by the Trustee under the Trust agreement other than incidental benefit insurance contracts.

         SECTION 1.44. TRUSTEE. Putnam Fiduciary Trust Company, a Massachusetts Trust Company, or such other entity or person(s) that subsequently may be appointed by Cardinal Health, Inc.

         SECTION 1.45. VALUATION DATE. Each day on which the New York Stock Exchange is open for trading.


         SECTION 1.46.                                           TERMS DEFINED ELSEWHERE.
Actual Contribution Percentage                                     Section 3.13(A)(ii)
Actual Deferral Percentage                                         Section 3.10(A)(i)
Aggregate Limit                                                    Section 3.13(A)(i)
Annual Additions                                                     Section 4.01(A)
Annuity Starting Date                                           Sections 6.02(B) and 6.04
Cash-out Distribution                                           Sections 5.04 and 6.02(A)
Claimant                                                              Section 9.09
Company                                                              Section 4.01(B)
Compensation                                                  Sections 4.01(C) and 11.06(C)
Compensation Deferral Contribution                                    Section 3.04
Contribution Percentage                                           Section 3.13(A)(iii)
Contribution Percentage Amounts                                    Section 3.13(A)(iv)
Defined Benefit Plan                                                 Section 4.01(D)
Defined Benefit Plan Fraction                                        Section 4.03(A)
Defined Contribution Plan                                            Section 4.01(E)
Defined Contribution Plan Fraction                                   Section 4.03(B)
Determination Date                                                  Section 11.06(G)
Direct Rollover                                                    Section 7.04(B)(iv)
Distributee                                                       Section 7.04(B)(iii)
Elective Deferrals                                                 Section 3.12(A)(i)
Eligible Participant                                               Section 3.13 (A)(v)
Eligible Retirement Plan                                           Section 7.04(B)(ii)
Eligible Rollover Distribution                                     Section 7.04(B)(i)
Employee Contribution                                              Section 3.13(A)(vi)
Employer                                                            Section 11.06(F)
Employer Common Stock Fund                                            Section 8.05
ESOP Shares                                                           Section 9.06
Excess Aggregate Contributions                                    Section 3.13(A)(vii)
Excess Compensation                                                Section 3.03(A)(i)
Excess Compensation Deferrals                                      Section 3.10(A)(ii)
Excess Elective Deferrals                                          Section 3.12(A)(ii)
Forfeiture Break in Service                                           Section 5.02
Gap Period                                                Sections 3.11(A), 3.12(D) and 3.14(A)
Investment Funds                                                      Section 8.05
Key Employee                                                        Section 11.06(A)
Limitation Year                                                      Section 4.01(F)
Matching Contribution                                        Section 3.06 and 3.13(A)(viii)
Maximum Permissible Amount                                           Section 4.01(G)
Non-Key Employee                                                    Section 11.06(B)
Permissive Aggregation Group                                        Section 11.06(E)
Preretirement Survivor Annuity                                       Section 6.08(C)
Profit Sharing Contributions                                          Section 3.02
Projected Annual Benefit                                             Section 4.01(H)
Qualified Joint and Survivor Annuity                                  Section 6.04
Qualified Matching Contributions                                      Section 3.06

Qualified Non-elective Contributions                                  Section 3.09
Required Aggregation Group                                          Section 11.06(D)
Required Beginning Date                                              Section 6.03(B)
Rollover Contributions                                                Section 3.18
Special Contributions                                                 Section 3.02
Tender Offer                                                          Section 8.05
Top Heavy                                                             Section 11.03
Transfer Contributions                                                Section 3.18

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION


         SECTION 2.01. ELIGIBILITY. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan shall continue as a Participant in this Plan as restated. Each Eligible Employee who was a participant in one of the Merging Plans on the day before the Effective Date of this restated Plan shall also become a Participant in this restated Plan as of the effective date of participation set forth in Appendix A. Any other Eligible Employee who is employed by the Employer on and after July 1, 1999, shall become a Participant upon completion of 180 days of Service; provided, however, that an Eligible Employee who is employed by the Employer prior to July 1, 1999, shall become a Participant upon completion of six months of Service. Notwithstanding the foregoing, with respect to any Eligible Employee who is a Part-time Employee, such eligible Part-time Employee must complete a Year of Service within a single Eligibility Computation Period in order to participate in the Plan. Each Eligible Employee shall become a Participant in the Plan as of the Entry Date coinciding with his satisfaction of these requirements.

         SECTION 2.02. PARTICIPATION UPON RE-EMPLOYMENT. An Eligible Employee who had met all the requirements of Section 2.01, but terminated employment prior to his Entry Date, shall become a Participant on the date he is re-employed by the Employer, or his original Entry Date, if later. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer. Any Eligible Employee who terminates employment with the Employer prior to satisfying the eligibility conditions of Section 2.01 must, upon becoming re-employed, satisfy the eligibility conditions of Section 2.01.

         SECTION 2.03. ENROLLMENT. Prior to each Entry Date, the Committee shall notify each Employee who is eligible to open a Compensation Deferral Account and shall explain the rights, privileges and duties of a Participant in the Plan. Each Eligible Employee may enroll as a Participant in the Compensation Deferral portion of the Plan at any time on or after his Entry Date, by properly completing the enrollment procedures established at the time by the Committee, or by following such other reasonable procedures as the Committee may implement. The Committee may establish rules and procedures governing the time and manner in which enrollments shall be processed. Eligible Employees shall participate in the profit sharing portion of the Plan effective upon their eligibility to share in Profit Sharing Contributions or Special Contributions in accordance with reasonable enrollment procedures established by the Committee.

         SECTION 2.04. TRANSFER BETWEEN CLASSES OF EMPLOYEES. For eligibility purposes, in the case of an Eligible Employee who transfers from a Part-time Employee classification to a class of Employees whose Service is determined on an elapsed time basis, the Eligible Employee shall receive credit for a Period of Service computed from his Employment or Re-employment Commencement Date as applicable.

         In the case of an Eligible Employee who transfers from a class of Employees whose Service is determined on an elapsed time basis to a Part-time Employee classification, the Eligible Employee shall receive credit for eligibility purposes, as of the date of transfer, for a number of Hours of Service determined by applying the equivalency set forth in Labor Reg. Section 2530.200b-3(e)(1)(i) (which credits ten Hours of Service for each day on which the Eligible Employee would be required to be credited with one Hour of Service) to any fractional part of a year credited to the Eligible

Employee under this Section as of the date of the transfer. Such equivalency shall apply to all similarly situated Employees.

                                  ARTICLE III

                                 CONTRIBUTIONS


         SECTION 3.01. INDIVIDUAL ACCOUNTS. The Committee, or, if the Committee so determines, the Trustee, shall maintain an Account for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for "Compensation Deferral Contributions," "Matching Contributions," "Profit Sharing Contributions" and "Special Contributions," as defined below. If a Participant has made a "Rollover Contribution" or "Transfer Contribution," as defined below, or if the Employer elects to make "Qualified Non-elective Contributions" or "Qualified Matching Contributions," as defined below, separate subaccounts shall be established for such contributions as well. Furthermore, if a Participant re-enters the Plan subsequent to having a "Forfeiture Break in Service" (as defined in Section 5.02), the Committee, or the Trustee, shall maintain a separate Account for the Participant's pre-Forfeiture Break in Service Account and a separate Account for his post-Forfeiture Break in Service Account, unless the Participant's entire Account under the Plan is 100% Nonforfeitable. The Committee will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 10.13. The Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 10.13. The Committee shall maintain records of its activities.

         SECTION 3.02. PROFIT SHARING CONTRIBUTIONS AND SPECIAL CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust amounts determined in its discretion based on profitability. Such contributions will be in the form of "PROFIT SHARING CONTRIBUTIONS" and/or "SPECIAL CONTRIBUTIONS." The amount contributed in any year may vary, in the Employer's discretion, among the QSLOBs, and the discretionary amounts so contributed shall be allocated only among the eligible Participants of the line of business for which the contribution was made. In addition, the amount contributed within a QSLOB may vary among the Employers or divisions within the single business line to the extent such variation does not violate the requirements of Code Sections 401(a)(4) and 410(b). Whenever the Employer elects to contribute different amounts for a Plan Year on behalf of different lines of business and/or the Employers or divisions within such lines of business, the Committee shall notify the Trustee, in writing, of the amount of the contribution allocable to each group for allocation to the eligible Participants employed within each such group. The Employer shall not make a contribution to the Trust for any taxable year to the extent the contribution would exceed the maximum deduction limitations under Code Section 404. All contributions are conditioned on their deductibility under the Code.

         SECTION 3.03. PROFIT SHARING CONTRIBUTION AND SPECIAL CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT.

         A.       METHOD OF ALLOCATION.

                  (i) PROFIT SHARING CONTRIBUTIONS. Subject to Article XI and any restoration allocation required under Section 5.05, the Committee shall allocate and credit to the Account of each Participant who satisfies the conditions of Section 3.03B a percentage of the annual Employer Profit Sharing Contribution made pursuant to Section 3.02 that is allocable to Participants of the line of business or other group for which the Participant is employed, determined as follows:

                           STEP ONE: Any Profit Sharing Contributions made during the Plan Year will be allocated among each eligible Participant's Account, in the group of Participants for whom the Profit Sharing Contribution was made, in the ratio that the sum of the Participant's total Compensation and Excess Compensation (as hereinafter defined) for the Plan Year bears to the sum of all such Participants' total Compensation and Excess Compensation for the Plan Year. However, if the amount allocated to Participants' Accounts under this Step One, as a percentage of the sum of their total Compensation and Excess Compensation, exceeds 5.7%, (or the percentage equal to the old-age insurance portion of the tax rate under Code Section 3111(a) in effect for the Plan Year, if greater), then the amount of contributions allocated under this Step One shall be reduced to an amount that results in an allocation, as a percentage of the sum of each Participant's total Compensation and Excess Compensation for the Plan Year, of no more than 5.7% (or the percentage equal to the old-age insurance portion of the tax rate under Code Section 3111(a) in effect for the Plan Year, if greater).

                           STEP TWO: Any Profit Sharing Contributions remaining after the allocation in Step One will be allocated among each eligible Participant's Account, in the group of Participants for whom the Profit Sharing Contribution was made, in the ratio that each such Participant's total Compensation for the Plan Year bears to the total Compensation of all such Participants for that Plan Year.

                           "EXCESS COMPENSATION" means Compensation in excess of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year.

                  (ii) SPECIAL CONTRIBUTIONS. As an alternative to or in addition to making Profit Sharing Contributions and allocating them in the manner described above, and subject to Article XI and any restoration allocation required under Section 5.05, the Committee shall allocate and credit to the Account of each Participant who satisfies the conditions of Section 3.03B a portion of the annual Employer Special Contribution made pursuant to Section 3.02 that is allocable to the Participants of the line of business or other group for which the Participant is employed. Special Contributions, if any, shall be allocated among the Accounts of the group of eligible Participants for whom the contribution was made in the ratio that each such Participant's Compensation bears to the total Compensation of all such Participants.

         B. ACCRUAL OF BENEFIT. The Committee shall determine the accrual of a Participant's benefit on the basis of the Plan Year. Although contributions may be made at other times (and therefore credited to Accounts at such other times), the Participant's status as of the end of the Plan Year for which the contribution is made shall determine his entitlement to share in an allocation of such contribution, regardless of when credited to his Account. In allocating a Profit Sharing Contribution or Special Contribution to a Participant's Account, the Committee, subject to Section 11.01, shall take into account only Compensation paid to the Employee during the portion of the Plan Year during which the Employee was a Participant. However, the Committee shall not allocate any portion of a Profit Sharing Contribution or Special Contribution for a Plan Year to the Account of any Participant, if such Participant is not employed by the Employer on the last day of that Plan Year (for a reason other than retirement, Disability, or death). The Plan shall suspend the accrual requirement described herein if the Plan fails to satisfy the requirements of Code Section 410(b). Notwithstanding any other provision to the contrary, a Profit Sharing Contribution or Special Contribution shall not be allocated to a Participant's Account to the extent the contribution would exceed the Participant's "Maximum Permissible Amount" under Section 4.01.

         SECTION 3.04. COMPENSATION DEFERRAL CONTRIBUTIONS. For any Plan Year, each Participant may elect to have allocated to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage, rounded to the nearest dollar, of not less than one percent but not more than the lesser of $10,000 (or such larger dollar amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 402(g)(5)) or 20% of his Compensation for such Plan Year. Such amount shall be known as the Participant's "COMPENSATION DEFERRAL CONTRIBUTION." A Participant's Compensation for a Plan Year shall be reduced by the amount of the allocation he elects for such Plan Year. All elections shall be made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections, and shall become effective as of the first pay period as is administratively practicable after the election is properly made. The Employer shall not make a Compensation Deferral Contribution to the Trust to the extent that the Contribution would exceed the Participant's "Maximum Permissible Amount" as defined under Section 4.01.

         SECTION 3.05. CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL CONTRIBUTIONS. A Participant may change the rate of Compensation Deferral Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant's Compensation Deferral Contributions, by communicating such rate change in accordance with uniform rules and procedures established by the Committee regarding the timing and manner of making such elections. In addition, a

Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Committee in accordance with its uniform rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Compensation Deferral Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Committee, which rules and procedures may be changed from time to time.

         SECTION 3.06. MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS. For each Plan Year, the Employer may contribute to each eligible Participant's Account a "MATCHING CONTRIBUTION" in an amount determined by the Employer from time to time in its discretion. The amount or rate of the Matching Contribution shall be announced to Participants and other Eligible Employees, and suspended or changed on a prospective basis only. To the extent that the Employer is treated as operating QSLOBs, the discretionary Matching Contribution amounts or rates of contribution to be allocated among the eligible Participants of each such line of business may vary. The Employer shall not make a Matching Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant's "Maximum Permissible Amount" under Section 4.01.

         If the Employer so elects, the Employer may also make Matching Contributions to the Plan which are "QUALIFIED MATCHING CONTRIBUTIONS." Qualified Matching Contributions shall mean Matching Contributions that are at all times Nonforfeitable and subject to the distribution requirements of Section 401(k) of the Code when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some or all of the existing Matching Contributions can be designated as fully vested and subject to the distribution restrictions, in order to satisfy these rules. Furthermore, the election to make any Qualified Matching Contributions may also vary among the QSLOBs of the Employer.

         SECTION 3.07. MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT. Only Participants who have made Compensation Deferral Contributions during the Plan Year shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.06. In addition, if different amounts or rates of Matching Contributions or Qualified Matching Contributions, if any, are established for different lines of business, then the Matching or Qualified Matching Contributions made for a Plan Year by each such QSLOB shall be allocable only among eligible Participants employed by Employers within such QSLOB. In all cases, the allocation of Matching Contributions or Qualified Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Compensation Deferral Contributions being matched. No Matching Contributions shall be made, however, with respect to "Excess Compensation Deferrals" as defined in Section 3.10 of the Plan.

         Matching Contributions shall become Nonforfeitable in accordance with
Section 5.01 of the Plan. In any event, Matching Contributions shall be fully vested and Nonforfeitable at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 5.03 of the Plan.

         SECTION 3.08. VOLUNTARY EMPLOYEE NONDEDUCTIBLE CONTRIBUTIONS. Participants shall not be permitted to make voluntary employee nondeductible contributions.

         SECTION 3.09. QUALIFIED NON-ELECTIVE CONTRIBUTIONS. If it so elects, the Employer may make "QUALIFIED NON-ELECTIVE CONTRIBUTIONS" under the Plan on behalf of all

Participants or all Participants who are Non-highly Compensated Employees in order to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test. For purposes of this Article III, Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Compensation Deferral Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to Participants' Accounts in the same proportion that each Participant's Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable). Qualified Non-elective Contributions may be made only with respect to eligible Participants within one or more QSLOBs or with respect to all eligible Participants, as determined by the Employer.

         SECTION 3.10. LIMITATIONS APPLICABLE TO COMPENSATION DEFERRAL CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997. The limitations set forth herein shall generally be applied separately to each QSLOB of the Employer.

         A. DEFINITIONS. For purposes of this Section 3.10, the following definitions shall apply:

                  (i) "ACTUAL DEFERRAL PERCENTAGE," for each Plan Year, means the average of the ratios (calculated separately for each Participant in a specified group) of:

                           a.       the amount of Compensation Deferral
                                    Contributions actually paid over to the
                                    Trust Fund on behalf of each such
                                    Participant for such Plan Year, including
                                    Excess Compensation Deferrals, but excluding
                                    Compensation Deferrals that are taken into account in the Contribution Percentage test (provided the Average Deferral Percentage test is satisfied both with and without exclusion of these Compensation Deferrals), to

                           b. the Participant's Compensation for such Plan Year for the period during which he was a Participant in the Plan.

                           For purposes of computing Actual Deferral
                           Percentages, an Eligible Employee who would be a Participant but for the failure to make Compensation Deferrals shall be treated as a Participant on whose behalf no Compensation Deferrals are made.

                  (ii) "EXCESS COMPENSATION DEFERRALS," with respect to any Plan Year, means the excess of:

                           a.       The aggregate amount of Employer
                                    contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

                           b. The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages).

         B. ACTUAL DEFERRAL PERCENTAGE TEST. In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:

                  (i)           the Actual Deferral Percentage for the group of
                           Non-highly Compensated Employees for the current or preceding Plan Year, as applicable (as set forth on Schedule I to the Plan), multiplied by 1.25, or

                  (ii)          the lesser of two percent plus the Actual
                           Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) or the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) multiplied by two, the deferral elections of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of subparagraphs (i) or
                  (ii) of this subsection B. Under such reduction, the dollar amount of the Excess Compensation

                  Deferrals is determined as described in subsection A(ii) above. Next, the Compensation Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Compensation Deferral Contributions (not necessarily the Highly Compensated Employee with the highest Actual Deferral Percentage) is reduced to the extent required to equal the maximum deferral dollar amount for Highly Compensated Employees permitted by subparagraphs (i) or (ii) of this subsection B, or to cause such Highly Compensated Employee's Compensation Deferral Contributions to equal the dollar amount of the Compensation Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Compensation Deferral Contributions, whichever is less. This process is repeated until the aggregate dollar amount of all Highly Compensated Employee Compensation Deferrals are reduced to an amount that will cause the dollar amount of the Compensation Deferrals for all Highly Compensated Employees in the aggregate to equal the dollar amount of Compensation Deferrals that will cause the average of the Actual Deferral Percentages for the group of Highly Compensated Employees to equal the maximum amount permitted under this Section. Alternatively (or in addition to the reductions set forth above), if the Employer has made any Qualified Matching or Qualified Non-elective Contributions for the Plan Year in question, the Committee may elect to treat all or any part of any such contributions meeting the requirements of Treasury Regulations Section 1.401(k)-1(b)(3) as Compensation Deferral Contributions to the extent necessary to satisfy the Actual Deferral Percentage test of this Section. Any Qualified Matching or Qualified Non-elective Contributions so applied shall not be included in the computation of the Actual Contribution Percentage test requirements of Code Section 401(m) otherwise applicable to such contributions.

         C. TESTING GROUPS. The Actual Deferral Percentage test shall be applied separately to each QSLOB participating in the Plan. In addition, the Actual Deferral Percentage test may be performed for any QSLOB separately with respect to those Participants who have met the minimum age and service requirements of Code
                  Section 410(a)(1)(A) from those who have not met such requirements.

         D. CODE SECTION 415 LIMITATION. The Employer shall not make a contribution to the Trust to the extent the contribution would exceed the Participant's "Maximum Permissible Amount" under
                  Section 4.01.

         E. MULTIPLE CODE SECTION 401(k) PLANS. The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Compensation Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Compensation Deferrals for purposes of the Actual Deferral Percentage test) allocated to his Accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such Compensation Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         F. OPTIONAL PLAN AGGREGATION. In the event that this Plan (or any QSLOB thereof) satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans (or QSLOBs), or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan (or a QSLOB thereof), then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy
                  Section 401(k) of the Code only if they have the same Plan
                  Year.

         G. TIME FOR MAKING CONTRIBUTIONS. For purposes of determining the Actual Deferral Percentage test, Compensation Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. Compensation Deferral Contributions must, in any event, be paid over by the Employer to the Trustee by the earlier of the date on which they can reasonably be segregated from the Employer's general assets or within 15 business days after the end of the calendar month in which the Compensation Deferral Contributions were withheld from the Participant's Compensation.

         H. RECORDKEEPING. The Company shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

         I. COMPLIANCE WITH THE CODE. The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

         SECTION 3.11. DISTRIBUTION OF EXCESS COMPENSATION DEFERRALS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997. Notwithstanding any other provision of this Plan, Excess Compensation Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Compensation Deferrals were allocated for the preceding Plan Year. Whenever possible, however, such distributions shall be made within two and one-half months after the end of the Plan Year during which the Excess Compensation Deferrals occurred. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Compensation Deferrals attributable to each of such Employees under the methodology described in Section 3.10B. Excess Compensation Deferrals shall be treated as Annual Additions under the Plan.

         A. DETERMINATION OF INCOME OR LOSS: Excess Compensation Deferrals shall be adjusted for any income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (the "GAP PERIOD"). The income or loss allocable to Excess Compensation Deferrals is the sum of: (i) income or loss allocable to the Participant's Compensation Deferral Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contribution Account or
                  both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Compensation Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Compensation Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and (ii) if the corrective distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Committee may determine the income or loss allocable to Excess Compensation Deferrals under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         B. ACCOUNTING FOR EXCESS COMPENSATION DEFERRALS: Excess Compensation Deferrals shall be distributed from the Participant's Compensation Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Compensation Deferrals and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Compensation Deferrals shall be distributed from the Participant's Qualified Non-elective Contribution Account only to the extent that such Excess Compensation Deferrals exceed the balance in the Participant's Compensation Deferral Account and Qualified Matching Contribution Account.

         SECTION 3.12. DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS.

         A.       DEFINITIONS:

                  (i) "ELECTIVE DEFERRALS" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a compensation reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code
                           Section 403(b) pursuant to a compensation reduction agreement.

                  (ii) "EXCESS ELECTIVE DEFERRALS" shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed pursuant to subsection C below.

         B. PROHIBITION OF DEFERRALS IN EXCESS OF CODE SECTION 402(G) DOLLAR LIMITATIONS. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

         C. DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 15 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.

                  Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

         D. DETERMINATION OF INCOME OR LOSS. Excess Elective Deferrals shall be adjusted for any income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the taxable year in which the excess arose up to the date of distribution (the "GAP PERIOD"). The income or loss allocable to Excess Elective Deferrals is the sum of (i) income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account Balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and
                  (ii) if the distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Committee may determine the income or loss allocable to Excess Elective Deferrals under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15 of the calendar year following the Plan Year in which such Excess Elective Deferrals are claimed to have been made.

         SECTION 3.13. LIMITATIONS APPLICABLE TO MATCHING CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997. The limitations set forth herein shall generally be applied separately to each QSLOB of the Employer.

         A. DEFINITIONS. For purposes of this Section, the following definitions shall apply:

                  (i) "AGGREGATE LIMIT" shall mean the greater of (a) the sum of (1) 125% of the greater of the Actual Deferral Percentage of the Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) or the Actual Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the current or preceding Plan Year (as set forth on Schedule I) and
                           (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage; or (b) the sum of (1) 125% of the lesser of the Actual Deferral Percentage of the

                           Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) or the Actual Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Code
                           Section 401(m) for the current or preceding Plan Year (as set forth on Schedule I), and (2) the lesser of 200% or two plus the greater of such Actual Deferral Percentage or Actual Contribution Percentage.

                  (ii) "ACTUAL CONTRIBUTION PERCENTAGE" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

                  (iii) "CONTRIBUTION PERCENTAGE" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

                  (iv) "CONTRIBUTION PERCENTAGE AMOUNTS" shall mean the sum of the Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Compensation Deferrals, Excess Elective Deferrals, or Excess Aggregate Contributions. If it so desires, the Employer may make Qualified Non-elective Contributions designated for inclusion in the Contribution Percentage Amounts. The Employer also may elect to use Compensation Deferrals in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Compensation Deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Compensation Deferrals that are used to meet the Actual Contribution Percentage test.

                  (v) "ELIGIBLE PARTICIPANT" shall mean any Employee who is eligible to make an Employee Contribution, or a Compensation Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

                  (vi) "EMPLOYEE CONTRIBUTION" shall mean any voluntary employee nondeductible contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                  (vii) "EXCESS AGGREGATE CONTRIBUTIONS" shall mean, with respect to any Plan Year, the excess of:

                           a. The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                           b. The maximum Contribution Amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                           Such determination shall be made after first determining Excess Compensation Deferrals pursuant to
                           Section 3.10. After making such determination, the dollar amount of the Excess Aggregate Contributions shall be determined. The Excess Aggregate Contributions, on a dollar amount basis, shall be allocated to the Account(s) of the Highly Compensated Participant(s) with the highest dollar amount of Contribution Percentage Amounts allocated to his/their Account(s) in a reverse leveling process similar to the one described in Section 3.10B applicable to Compensation Deferral Contributions.

                  (viii) "MATCHING CONTRIBUTION" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Compensation Deferral Contributions under a Plan maintained by the Employer.

         B. ACTUAL CONTRIBUTION PERCENTAGE TEST. The Actual Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) must satisfy one of the following tests:

                  (i) The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) multiplied by 1.25; or

                  (ii) The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on Schedule I) multiplied by two, provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed such Actual Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two percentage points.

         C.       The following special rules shall apply:

                  (i) TESTING GROUPS. The Actual Contribution Percentage test shall be applied separately to each QSLOB participating in the Plan. In addition, the Actual Contribution Percentage test may be performed for any QSLOB separately with respect to those Participants who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.

                  (ii) MULTIPLE USE. If the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose Actual Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests. Multiple use does not occur if either the Actual Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed
                           1.25 multiplied by the Actual Deferral Percentage or Actual Contribution Percentage, as applicable, of the Non-highly Compensated Employees.

                  (iii) AGGREGATION OF CONTRIBUTION PERCENTAGE AMOUNTS. For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more Plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  (iv) AGGREGATION OF PLANS. In the event that this Plan (or any QSLOB thereof) satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans (or QSLOBs), or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan (or a QSLOB thereof), then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                  (v) ALLOCATION OF AMOUNTS TO PLAN YEARS. For purposes of determining the Actual Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

                  (vi) RECORDKEEPING. The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of

                           Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

                  (vii) CODE REQUIREMENTS. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

         SECTION 3.14. DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 1997. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

         A. DETERMINATION OF INCOME OR LOSS: Excess Aggregate Contributions shall be adjusted for any income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (the "GAP PERIOD"). The income or loss allocable to Excess Aggregate Contributions is the sum of: (i) income or loss allocable to the Participant's Matching Account and Qualified Matching Contribution Account (if any, and only to the extent that amounts therein are not used in the Actual Deferral Percentage test), and Qualified Non-elective Contribution Account and Compensation Deferral Account if any such amounts were used in calculating the Actual Contribution Percentage test, for the Plan Year, multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (ii) if the corrective distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Committee may determine the income or loss allocable to Excess Aggregate Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         B. FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS: Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer.

         C. ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS: Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Employee Contribution Account, Matching Account, and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account or Compensation Deferral Account, or both).

         SECTION 3.15. ALTERNATIVE TO DISTRIBUTION OF EXCESS AMOUNTS. In lieu of distributing Excess Compensation Deferrals as provided in Section 3.11 of the Plan, or Excess Aggregate Contributions as provided in Section 3.14 of the Plan, and to the extent elected by the Employer, with respect either to all Employers or to all Employers within one or more QSLOBs, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code, and in accordance with Section 3.09 of the Plan.

         SECTION 3.16. TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest. The Employer must make its contribution which Participants have elected to defer under Section 3.04 as soon as such amounts may reasonably be segregated from the Employer's general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant's Compensation, or such later time as may be permitted by regulations under ERISA and Section 401(k) of the Code. The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6).

         SECTION 3.17. ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 5.05, the Committee shall allocate and use the amount of a Participant's benefit forfeited under the Plan to reduce its Profit Sharing Contribution, Special Contribution and/or Matching Contribution for the Plan Year in which the forfeiture occurs. The Committee shall continue to hold the undistributed, nonvested portion of a terminated Participant's benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 5.03.

         SECTION 3.18. ROLLOVER AND TRANSFER CONTRIBUTIONS. The Trustee is authorized to accept on behalf of an Employee, and hold as part of the Trust Fund, assets from another plan qualified under either Section 401(a) or 403(a) of the Code, provided that such transfer satisfies any procedures or other requirements established by the Committee. The Trustee shall also accept and hold as part of the Trust Fund assets transferred from any other plan qualified under either Section 401(a) or 403(a) of the Code in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 13.06 hereof and as may be approved by the Committee. In addition, the Trustee shall also accept "rollover" amounts contributed directly by or on behalf of an Employee in accordance with procedures and rules established by the Committee in respect of a distribution made to or on behalf of such Employee from another plan qualified under either Code Section 401(a) or 403(a) pursuant to Section
13.06 hereof. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as "TRANSFER CONTRIBUTIONS" if such amounts are subject to the special distribution rules described in Section
6.11 and as "ROLLOVER CONTRIBUTIONS" if not subject to such rules.

         Rollover Contributions must conform to rules and procedures established by the Committee, including rules designed to assure the Committee that the funds so transferred qualify as a Rollover Contribution under the Code. An Employee, prior to satisfying the Plan's eligibility conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan, except that the Employee is not a Participant for purposes of making Compensation Deferral Contributions or sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his Rollover Contribution Account to him as if it were an Employer contribution Account.

         SECTION 3.19. RETURN OF CONTRIBUTIONS. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code
Section 404. The Trustee shall not return any portion of the Employer's contribution under this provision more than one year after.

         A.       The Employer made the contribution by mistake of fact; or

         B. The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.19 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

                                   ARTICLE IV

              LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


         SECTION 4.01. DEFINITIONS. For purposes of this Article IV, the following definitions and rules of interpretation shall apply:

         A. "ANNUAL ADDITIONS" are the sum of the following amounts credited to a Participant's Account for any Limitation Year:

                  (i) Compensation Deferral Contributions, Matching Contributions, and Qualified Matching Contributions;

                  (ii) Profit Sharing Contributions, Special Contributions and Qualified Non-elective Contributions, if any;

                  (iii)    Forfeitures, if any; and

                  (iv) Excess amounts reapplied to reduce Employer contributions under Section 4.02.

                  Except to the extent provided in Treasury Regulations, Annual Additions include any excess contributions described in Code
                  Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code
                  Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Employer.

         B. "COMPANY." Any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) that includes Cardinal Health, Inc., or any trades or businesses (whether or not incorporated) that are under common control (as defined in
                  Section 414(c) of the Code as modified by Section 415(h)) with Cardinal Health, Inc., or a member of an affiliated service group (as defined in Code Section 414(m)) that includes Cardinal Health, Inc., or any other entity required to be aggregated with Cardinal Health, Inc., pursuant to regulations under Section 414(o) of the Code.

         C. "COMPENSATION." With respect to the Limitation Year means Compensation as defined in Section 1.08 disregarding any exclusions from Compensation, other than the exclusions described in subparagraphs (i), (ii), (iii), and (iv) of
                  Section 1.08A. For purposes of applying the limitations of this Article IV, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year. Effective for Plan Years beginning on or after January 1, 1998, Compensation includes any elective deferrals (as defined in Code Section 402(g)(3)) and any amounts contributed or deferred at the Employee's election and which are not includible in the gross income of the Employee by reason of Code Section 125 or Code Section 457.

         D. "DEFINED BENEFIT PLAN." A retirement plan that does not provide for individual accounts for Employer contributions. The Committee shall treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.

         E. "DEFINED CONTRIBUTION PLAN." A retirement plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants that the Committee may allocate to such Participant's account. The Committee shall treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Committee shall treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan.

         F.       "LIMITATION YEAR." The Plan Year.

         G. "MAXIMUM PERMISSIBLE AMOUNT." For a Limitation Year, the maximum permissible amount with respect to any Participant shall be the lesser of:

                  (i) $30,000 (as adjusted in accordance with Code Section 415(d)), or

                  (ii) 25% of the Participant's Compensation for the Limitation Year.

                  If there is a short Limitation Year because of a change in Limitation Year, the Committee will multiply the $30,000 limitation (or larger limitation) by the following fraction:

NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
12.

         H. "PROJECTED ANNUAL BENEFIT." The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) to which a Participant would be entitled under a Defined Benefit Plan on the assumptions that he continues employment until the normal retirement age (or current age, if that is later) thereunder, that his Compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years.

         I. REQUIRED PLAN AGGREGATION. For purposes of applying the limitations of Code Section 415(b), (c) and (e) applicable to a Participant for a particular Limitation Year, all qualified Defined Benefit Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one Defined Benefit Plan and all qualified Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

         SECTION 4.02. ANNUAL ADDITION LIMITATIONS. The amount of the Annual Addition that may be credited under this Plan to any Participant's Account as of any allocation date shall not exceed the Maximum Permissible Amount reduced by the sum of any credits of Annual Additions made to the Participant's Account under all Defined Contribution Plans as of any preceding allocation date within the Limitation Year.

         If an allocation date of this Plan coincides with an allocation date of any other qualified Defined Contribution Plan maintained by the Company, the amount of the Annual Additions that may be credited under this Plan to any Participant's Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Article IV multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Section 4.02 during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all Defined Contribution Plans without regard to this
Article IV.

         If contributions to this Plan on behalf of a Participant are to be reduced prior to their contribution to the Plan as a result of this Article IV, such reduction shall be effected by first reducing the amount of any Compensation Deferral Contributions (along with any corresponding Matching Contributions) on behalf of such Participant, and then, if necessary, by reducing the Profit Sharing Contributions and/or Special Contributions that would otherwise have been allocated to a Participant's Account. If, as a result of either (a) the allocation of forfeitures, or (b) a reasonable error in estimating a Participant's Compensation, or (c) under the limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in subsections A-D of this Section 4.02, the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

         A. The excess amounts in the Participant's Account consisting of Compensation Deferral Contributions and any gains attributable thereto shall be paid to the Participant as soon as administratively feasible. Any amount so distributed shall be disregarded for purposes of complying with the requirements of Code Section 402(g), the Actual Deferral Percentage test of Code Section 401(k)(3) and the Actual Contribution Percentage test of Code Section 401(m)(2).

         B. The excess amounts in the Participant's Account consisting of Profit Sharing Contributions, Special Contributions or Matching Contributions shall be used to reduce Profit Sharing Contributions, Special Contributions or Matching Contributions respectively for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section 415) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce Profit Sharing Contributions, Special Contributions, and Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subdivision, except as provided in
                  Section 4.02A, excess amounts may not be distributed to Participants or Former Participants.

         C. In the event of termination of the Plan, the suspense account described in subsection B, above, shall revert to the Company to the extent it may not then be allocated to any Participant's Account.

         D. Notwithstanding any other provisions in this Article IV, the Company shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.

         E. If a Participant's Annual Additions would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

         SECTION 4.03. OVERALL LIMITATIONS. This Section applies only to Limitation Years beginning before January 1, 2000. If the Participant presently participates, or has ever participated, under a Defined Benefit Plan maintained by the Employer, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant for that Limitation Year shall not exceed 1.0. If in any Limitation Year the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction on behalf of a Participant exceeds 1.0, then the Employer shall reduce the Participant's Annual Addition under this Plan to the extent necessary to prevent the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction from exceeding 1.0.

         A.       "DEFINED BENEFIT PLAN FRACTION" means:

Projected Annual Benefit of the Participant under all Defined Benefit Plan(s) maintained by the Company

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The lesser of (i) 125% of the dollar limitation in effect under Code Section 415(b)(1)(A) and (d) for the Limitation
Year, or (ii) 140% of the Participant's average Compensation for the three consecutive years of Service during which Compensation is highest, including any adjustment under Section 415(b) of the Code.

                  If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer that were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans that the Employee had accrued as of the end of 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence only applies if the Defined

                  Benefit Plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

         B.       "DEFINED CONTRIBUTION PLAN FRACTION" means:

the sum of the Annual Additions to the Participant's
Account under all Defined Contribution Plan(s)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
the sum of the lesser of the following amounts determined for the Limitation Year and for each prior year of Service with the Employer: (i) 125% of the dollar limitation determined under Code Section
415(b) and (d) in effect under Code Section
415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or
(ii) 35% of the Participant's Compensation for the Limitation Year.

                  If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Defined Contribution Plans maintained by the Employer that were in existence on May 6, 1986, the Committee will redetermine the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), under this Section 4.03, disregarding any changes in the terms and conditions of the plan after May 5, 1986, but using the Section 415 limitations applicable to the first Limitation Year beginning on or after January 1, 1987. If the sum of the redetermined fractions (the Defined Contribution Fraction and the Defined Benefit Fraction) exceeds 1.0, the Committee will subtract permanently from the numerator of this fraction an amount equal to the product of (i) the excess of the sum of the fractions over 1.0, times (ii) the denominator of this fraction. The Committee also may use any transitional rules provided by law that are applicable in computing the Participant's Defined Contribution Plan Fraction.

                  The Committee will make a similar adjustment to the numerator of this fraction if the sum of the fractions exceeds 1.0, as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), because (a) the Plan is Top Heavy in the first Plan Year beginning after December 31, 1986, and the Committee must apply Section 11.04, or (b) the terms of one or more May 6, 1986, plans required Annual Additions or accruals during the 1986 Limitation Year in excess of the Code Section 415 limitations as amended by the Tax Equity and Fiscal Responsibility Act of 1982.

         SECTION 4.04. FURTHER REDUCTIONS OF CONTRIBUTIONS. In addition to the reductions and recharacterizations provided for under Article III, in any Plan Year in which the Committee deems it necessary to do so to meet the requirements of Article IV or the Code and the Treasury Regulations thereunder, the Committee may further reduce the amount of Compensation Deferral Contributions that may be made to a Participant's Account.

                                    ARTICLE V

                   TERMINATION OF SERVICE; PARTICIPANT VESTING


         SECTION 5.01. VESTING.

         A. VESTING - IN GENERAL. A Participant's interest in his Compensation Deferral Account, Rollover Account, Transfer Account, and his Qualified Matching Contribution Account or Qualified Non-elective Contribution Account, if any, shall at all times be fully vested and Nonforfeitable. A Participant's interest in his Profit Sharing Account, Special Contribution Account and Matching Account shall be fully vested and Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date), or if his employment terminates as a result of death or Disability. If a Participant's employment terminates prior to Normal Retirement Age for any reason other than death or Disability, then for each Year of Service, he shall receive a Nonforfeitable percentage of his Profit Sharing Account, Special Contribution Account and Matching Account (forfeiting the balance) equal to the following:

                                                                        Profit Sharing, Special
                                                                           Contribution and
                                                                           Matching Accounts
                                  Years of Service                      Percent Nonforfeitable
                                  ----------------                      -----------------------
                                Less than three (3)                                 0%
                     At least three (3) but less than four (4)                     20%
                      At least four (4) but less than five (5)                     40%
                      At least five (5) but less than six (6)                      60%
                      At least six (6) but less than seven (7)                     80%
                             At least seven (7) or more                           100%

         B. VESTING - SPECIAL FIVE YEAR SCHEDULE. If (a) a Participant was employed on or before December 31, 1996 by an Employer participating in this Plan as of such date, and (b) such Participant's employment terminates prior to Normal Retirement Age for any reason other than death or Disability, then for each Year of Service he shall receive a Nonforfeitable percentage of his Employer Profit Sharing Account, Special Contribution Account and Matching Account (forfeiting the balance) equal to the following:

                                                                        Profit Sharing, Special
                                                                           Contribution and
                                                                           Matching Accounts
                                  Years of Service                      Percent NOnforfeitable
                                  ----------------                      -----------------------
                                 Less than two (2)                                  0%
                      At least two (2) but less than three (3)                     25%
                     At least three (3) but less than four (4)                     50%
                      At least four (4) but less than five (5)                     75%
                             At least five (5) or more                            100%


         SECTION 5.02. INCLUDED YEARS OF SERVICE - VESTING. For purposes of determining Years of Service under Section 5.01, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a "FORFEITURE BREAK IN SERVICE." The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the nonforfeitable percentage of a Participant's Profit Sharing Account, Special Contribution Account and Matching Account which accrued for his benefit prior to the Forfeiture Break in Service. For Part-time Employees, a Year of Service for vesting purposes shall be earned for each Plan Year during which such Part-time Employee earns a Year of Service.

         SECTION 5.03. FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Profit Sharing Account, Special Contribution Account and Matching Account shall occur under the Plan:

         A. As of the Accounting Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service, or, if earlier and if applicable,

         B. On the date the Participant receives (or is deemed to receive) a "Cash-out Distribution," as defined in Section 5.04, of the Nonforfeitable percentage of his Profit Sharing Account, Special Contribution Account and Matching Account as a result of his termination of participation in the Plan in accordance with Section 5.04 below.

         The Committee shall determine the percentage of a Participant's Profit Sharing Account, Special Contribution Account and Matching Account forfeiture, if any, under this Section 5.03 solely by reference to the vesting schedule of
Section 5.01. A Participant shall not forfeit any portion of his Profit Sharing Account, Special Contribution Account or Matching Account for any other reason or cause except as expressly provided by this Section 5.03.

         SECTION 5.04. CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS. If, pursuant to Article VI, a partially-vested Participant receives a "CASH-OUT DISTRIBUTION" before he incurs a Forfeiture Break in Service, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Account Balance derived from Employer contributions. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 5.01 is less than 100%. A Cash-out Distribution is a distribution of the entire present value of the Participant's Nonforfeitable Account Balance.

         A "deemed" Cash-out Distribution rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account Balance is entirely forfeitable at the time of his Separation from Service. If the Participant's Account is not entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Committee will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the date of the Participant's Separation from Service. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Committee will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Separation from Service. For purposes of applying the restoration provisions of Section 5.05, the Committee will treat the 0% vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.

         SECTION 5.05. RESTORATION OF FORFEITED PORTION OF ACCOUNT. A Participant who is re-employed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received, if the Committee must restore his Account under the requirements of this Section 5.05.

         A. RESTORATION AND CONDITIONS UPON RESTORATION. Subject to the conditions of this subsection, if the Participant makes the Cash-out Distribution repayment, the Committee shall restore his Account attributable to Employer contributions to the same dollar amount as the dollar amount of such portion of his Account on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-out Distribution (or deemed Cash-out Distribution), unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Notwithstanding such repayment, the Committee shall not restore a re-employed Participant's Account under the immediately preceding sentence if:

                  (i) The Participant's Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or

                  (ii) The Participant incurred a Forfeiture Break in Service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive Breaks in Service commencing after the Cash-out Distribution.

         B. TIME AND METHOD OF RESTORATION. If neither of the two conditions preventing restoration of the Participant's Account applies, the Committee shall restore the Participant's Account as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Account, the Committee, to the extent necessary, shall allocate to the Participant's Account:

                  (i) First, the amount, if any, of Participant forfeitures the Committee would otherwise allocate under Section 3.17; and

                  (ii) Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

                  To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Committee to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of
                  Section 3.03, such additional amount as is necessary to enable the Committee to make the required restoration. If, for a particular Plan Year, the Committee must restore the Account of more than one re-employed Participant, then the Committee shall make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Committee shall not take into account the allocation(s) under this Section 5.05 in applying the limitation on allocations under Article IV.

         C. SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Committee restores the Participant's Account, the Trustee shall, at the direction of the Company or the Committee, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee shall invest the amount in the Participant's segregated Account in federally insured interest-bearing savings account(s), time deposit(s), or similar investments, including a money market or similar fund currently offered as an investment option under the Trust. Until commingled with the balance of the Trust Fund on the date the Committee restores the Participant's Account, the Participant's segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs. The Company or the Committee shall direct the Trustee to repay to the Participant, as soon as is administratively practicable, the full amount of the Participant's segregated Account, if the Committee determines that one or more of the conditions of subsection A of this Section 5.05 prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

         SECTION 5.06. TRANSFER BETWEEN CLASSES OF EMPLOYEES. For purposes of vesting, in the case of an Employee who transfers from a Part-time Employee classification to a class of Employees whose Service is determined on an elapsed time basis, the Employee shall receive credit for a Period of Service consisting of (a) a number of years equal to the number of Years of Service credited to the Employee before the Plan Year during which the transfer occurs, and (b) the greater of (i) the Period of Service that would be credited to the Employee under the elapsed time method for his Service during the entire Plan Year in which the transfer occurs or (ii) the Service taken into account under the hours counting method as of the date of the transfer. In addition, the Employee shall receive credit for Service subsequent to the transfer commencing on the day after the last day of the Plan Year in which the transfer occurs.

         In the case of an Employee who transfers from a class of Employees whose Service is determined on an elapsed time basis to a Part-time Employee classification, the Employee shall receive credit, as of the date of transfer, for a number of Years of Service equal to the number of one-year Periods of Service credited to the Employee as of the date of transfer, and the

Employee shall receive credit, in the Plan Year which includes the date of the transfer, for a number of Hours of Service determined by applying the equivalency set forth in Labor Reg. Section 2530.200b-3(e)(1)(i) (which credits ten Hours of Service) to any fractional part of a year credited to the Employee under this Section as of the date of the transfer. Such equivalency shall apply to all similarly situated Employees.

                                   ARTICLE VI

                     TIME AND METHOD OF PAYMENT OF BENEFITS


         SECTION 6.01. RETIREMENT. Upon termination of a Participant's employment for any reason after attaining Normal Retirement Age, the Company or the Committee shall direct the Trustee to commence payment of the Participant's Account to him (or to his Beneficiary if the Participant is deceased), in accordance with the provisions of this Article VI, as soon as administratively practicable but not later than 60 days after the close of the Plan Year in which the Participant's employment terminates. The form of payment shall be the same as for other Separation from Service distributions, as set forth in Section 6.02 and Sections 6.04, 6.05 and 6.06. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions.

         SECTION 6.02. DISTRIBUTION UPON SEPARATION FROM SERVICE PRIOR TO NORMAL RETIREMENT AGE. Upon a Participant's Separation from Service prior to attaining Normal Retirement Age (for any reason other than death), the Committee, subject to the requirements of this Section 6.02, shall direct the Trustee to commence payment to the Participant of the value of his Nonforfeitable Account Balance as provided in this Section 6.02. The following rules and definitions shall apply to any such distribution:

         A. "CASH-OUT DISTRIBUTION." A Cash-out Distribution is a lump sum distribution of the Participant's Nonforfeitable Account Balance.

         B. CONSENT. The Participant must consent in writing to the Committee's direction to the Trustee to make a distribution to the Participant and to the form of the distribution if: (i) the Participant's Nonforfeitable Account Balance on the date the distribution commences exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), and (ii) the Committee directs the Trustee to make a distribution to the Participant prior to his attaining the later of Normal Retirement Age or age 62. Furthermore, the Participant's spouse must consent in writing to the distribution if: (i) the Committee must obtain the Participant's consent; and (ii) the qualified joint and survivor annuity provisions of Code Section 401(a)(11) apply to the distribution.

                  The consent of the Participant, and the Participant's spouse, if applicable, shall be obtained in writing within the 90-day period ending on the "ANNUITY STARTING DATE." The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Nonforfeitable Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided.

                  Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Code
                  Section 417, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or
                  Section 415 of the Code. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or the surviving spouse) before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62.

         C. TIME OF DISTRIBUTION OF ACCOUNT BALANCE. Upon Separation from Service, other than for death, before Normal Retirement Age, the Trustee shall, subject to the foregoing consent requirements, distribute the Participant's Account balance as follows:

                  (i) If the Participant's Nonforfeitable Account Balance on the date the distribution commences is $5,000 or less ($3,500 or less for Plan Years beginning before August 6, 1997), the Trustee shall pay such Nonforfeitable Account Balance to the Participant in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant's Separation from Service.

                  (ii) If the Participant's Nonforfeitable Account Balance on the date the distribution commences is greater than $5,000 ($3,500 for Plan Years beginning before August 6, 1997), the Trustee shall pay such Nonforfeitable Account Balance in the form of a qualified joint and survivor annuity in accordance with Section 6.04, unless the Participant makes a valid waiver election under Section 6.05 and elects an alternative form of distribution. The distribution shall be made as soon as administratively practicable after the close of the Plan Year within which the Participant's Separation from Service occurred, unless the Participant (and his spouse, if applicable) do not consent to such immediate distribution. Notwithstanding the foregoing, distributions in the form of a qualified joint and survivor annuity shall not apply to any Employee who becomes a Participant on or after July 1, 1998. Distributions in the form of a qualified joint and survivor annuity shall also not apply to (a) those Participants who previously participated in a Merging Plan, other than the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan, and whose Account under such plan was merged into the Plan effective July 1, 1998, and (b) certain other individuals as may be identified on an Appendix hereto.

         D. DEFERRAL OF DISTRIBUTION OF ACCOUNT BALANCE UNTIL NORMAL RETIREMENT AGE. If the Participant (and, if applicable, the Participant's spouse) does not file his written consent (if required) with the Trustee within the reasonable period of time stated in the consent form, the Trustee shall continue to hold the Participant's Account in trust until the close of the Plan Year in which the Participant attains Normal Retirement Age. At that time, the Trustee shall commence payment of the Participant's Nonforfeitable value of his Account in accordance with the provisions of this Article VI; provided, however, if the Participant dies after terminating employment but prior to attaining Normal Retirement Age, the Committee, upon notice of the death, shall direct the Trustee to commence payment of the Participant's Nonforfeitable value of his Account to his Beneficiary in accordance with the provisions of Section 6.08.

                  A Participant who has elected to delay receiving a distribution of his Account may elect to receive a distribution of his Nonforfeitable Account Balance as soon as administratively practicable following any subsequent Valuation Date by properly completing the appropriate distribution election forms or procedures. If no such election is made, the Participant's Nonforfeitable Account Balance shall be paid as provided in Section 6.01.

         SECTION 6.03. OTHER RULES GOVERNING THE TIME OF PAYMENT OF BENEFITS.

         A. MINIMUM LEGAL DISTRIBUTION REQUIREMENTS. Unless the Participant elects otherwise in writing, the Company or the Committee shall direct the Trustee to commence distribution of a Participant's Nonforfeitable Account Balance not later than 60 days after the close of the Plan Year in which the later of the following events occurs:

                  (i)      The date the Participant attains Normal Retirement
                           Age; or

                  (ii) The date the Participant dies, becomes disabled, or otherwise terminates Service (employment) with the Employer.

                  In no event shall the Company or the Committee direct the Trustee to commence distribution, nor shall the Participant elect to have distribution commence, later than the "Required Beginning Date," as defined below. Furthermore, once distributions have begun to a "Five-percent Owner" under this Section, they must continue to be distributed, even if the Participant ceases to be a Five-percent Owner in a subsequent year.

         B. "REQUIRED BEGINNING DATE." For purposes of this Article VI, for any Participant who is not a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2, or the calendar year in which the Participant retires. For any Participant who is at least a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 immediately following the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant has retired.

         C. In no event shall the Committee direct the Trustee to commence payment later than the time prescribed by this Article VI or in a form not permitted under Article VI. The Committee shall make its determinations under this Article VI in a nondiscriminatory, consistent and uniform manner. If the Committee directs the Trustee to commence payment to the Participant under this Article VI, it shall provide the Participant (and, if applicable, the Participant's spouse) with the appropriate form to consent to the distribution direction, if required.

         SECTION 6.04. METHOD OF PAYMENT OF BENEFITS UPON NORMAL RETIREMENT OR SEPARATION FROM SERVICE (OTHER THAN DUE TO DEATH) - ANNUITY DISTRIBUTIONS TO CERTAIN PARTICIPANTS. The provisions of this Section and Section 6.05 shall apply only to those Employees who participated in the Plan, the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan prior to July 1, 1998, and to certain other individuals as may be identified on an Appendix hereto. The Company or the Committee shall direct the Trustee to distribute the Nonforfeitable Account Balance of a Participant to whom this Section applies in the form of a "QUALIFIED JOINT AND SURVIVOR ANNUITY," unless the Participant makes a valid waiver election (described in Section 6.05) within the 90-day period ending on the "ANNUITY STARTING DATE." The Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit. A Qualified Joint and Survivor Annuity is an immediate annuity that is purchasable from a commercial insurer with the Participant's Nonforfeitable Account Balance and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity for the life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his spouse. The Company or the Committee shall direct the Trustee to pay the Participant's Nonforfeitable Account Balance in a lump sum, in lieu of a Qualified Joint and Survivor Annuity, if the Participant's Nonforfeitable Account Balance at the time distribution commences is not greater than $5,000 ($3,500 for Plan Years beginning before August 6, 1997).

         If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity, the Company or the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance in accordance with Section 6.06. For purposes of applying this Article VI, the Committee shall treat a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order (as defined in Code Section 414(p)).

         SECTION 6.05. WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. With respect only to those Employees subject to Section 6.04, the Committee shall, no less than 30 days (or seven days, if the 30-day period is waived by the Participant and the Participant's spouse, if applicable), nor more than 90 days before the Participant's Annuity Starting Date, provide the Participant a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the Participant's spouse regarding the waiver election, and the Participant's right to make, and the effect of, a revocation of a waiver election.

         A married Participant's waiver election is not valid unless:

         A. The Participant's spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or a member of the Committee (or its representative) witnesses the spouse's consent; and

         B. If the spouse is not the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation, or the spouse expressly permits designations by the Participant without any further spousal consent.

         A Participant's waiver of the Qualified Joint and Survivor Annuity form of benefit shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). Any consent by a spouse obtained under this provision or establishment that the consent of a spouse may not be obtained shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Section 6.05. The spouse's consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable unless the Participant revokes the waiver election.

         The Committee may accept as valid a waiver election that does not satisfy the spousal consent requirements if the Committee establishes that the Participant does not have a spouse, the Committee is not able to locate the Participant's spouse, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

         SECTION 6.06. OPTIONAL FORMS OF BENEFIT PAYMENTS. Subject to Sections
6.04 and 6.05, if applicable, a Participant may elect to receive payment of the Participant's Nonforfeitable Account Balance under one of the following methods:

         A. By payment in a single lump sum in cash (and, where applicable, in Shares) based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested.

         B. By payment in substantially equal monthly or quarterly installments over a fixed, reasonable period of time, not exceeding (i) the life expectancy of the Participant, or (ii) the joint life and last survivor expectancy of the Participant and an individual the Participant designates as his Beneficiary.

         To facilitate installment payments under this Section 6.06, the Committee, in its sole discretion, may direct the Trustee to segregate all or any part of the Participant's Account in a separate account. A segregated account shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

         SECTION 6.07. MINIMUM DISTRIBUTION REQUIREMENTS. Neither the Company nor the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, nor shall the Participant elect to have the Trustee distribute his Nonforfeitable Account Balance, under a method of payment that, as of the Required Beginning Date, does not satisfy the minimum distribution requirements established by Code Section 401(a)(9) and that is not consistent with applicable Treasury Regulations thereunder. The following minimum distribution rules shall apply on or after the Required Beginning Date:

         A. If a Participant's benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary, or (ii) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Account balance as of the last Valuation Date preceding the distribution calendar year by the applicable life expectancy.

         B. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         C. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's Account Balance as of the last Valuation Date preceding the distribution calendar year by the lesser of (i) the applicable life expectancy, or (ii) if the Participant's spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of proposed Treasury Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection A above as the relevant divisor without regard to Proposed Regulations
                  Section 1.401(a)(9)-2.

         D. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

         E. The Committee may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse

                  Beneficiary in a manner that takes into account any adjustment to a life expectancy other than the Participant's life expectancy. The Committee shall use the life expectancy multiples under Treasury Regulations Section 1.72-9 for purposes of applying this Section.

         SECTION 6.08. DISTRIBUTIONS UPON DEATH. Upon the death of the Participant, the Company or the Committee shall direct the Trustee to pay the Participant's Nonforfeitable Account Balance in accordance with Code Section 401(a)(9) and this Section 6.08.

         A. DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant's death occurs after the Trustee has commenced payment of the Participant's Nonforfeitable Account Balance, the Company or the Committee shall direct the Trustee to complete payment over a period that does not exceed the payment period that had commenced.

         B. DISTRIBUTION BEGINNING AFTER DEATH OF EMPLOYEES WHO BECOME PARTICIPANTS ON OR AFTER JULY 1, 1998. With respect to those Employees who begin participating in the Plan on or after July 1, 1998, if the Participant's death occurs prior to his Annuity Starting Date, the distribution of the Participant's entire Nonforfeitable Account Balance shall be made to the Participant's Beneficiary in a single lump sum payment or in installments over no more than five years, as elected by the Beneficiary.

                  The Company or the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance to the Participant's Beneficiary as soon as practicable after notification of the Participant's death. However, if the Participant's Nonforfeitable Account Balance at the time of distribution exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), neither the Company nor the Committee shall direct the Trustee to distribute the Account to the Participant's Beneficiary prior to the date the Participant would have attained the later of Normal Retirement Age or age 62, without the written consent of the Beneficiary if the Beneficiary is the Participant's surviving spouse. If the Beneficiary is not the Participant's surviving spouse, the Beneficiary must elect to have distribution of the entire amount payable completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.

         C. DISTRIBUTION BEGINNING AFTER DEATH OF CERTAIN EMPLOYEES PARTICIPATING PRIOR TO JULY 1, 1998. This subsection C and the following subsections D, E and F, shall apply only to those Employees who participated in the Plan, the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan prior to July 1, 1998, and to certain other individuals as may be identified on an Appendix hereto. If a married Participant dies prior to his Annuity Starting Date, the Company or the Committee shall direct the Trustee to distribute the married Participant's Nonforfeitable Account Balance to the Participant's surviving spouse as a "PRERETIREMENT SURVIVOR ANNUITY," unless the Participant has made a valid waiver election pursuant to subsection D. An unmarried Participant's Nonforfeitable Account Balance shall be payable to his designated Beneficiary.

                  The Preretirement Survivor Annuity is an annuity payable to the Participant's surviving spouse for life. The Participant's Nonforfeitable Account Balance shall be applied to the purchase of an annuity for the surviving spouse's life. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

                  Notwithstanding the foregoing, if the Participant's Nonforfeitable Account Balance at the time the distribution commences is not greater than $5,000 ($3,500 for Plan Years beginning before August 6, 1997), the Participant's Nonforfeitable Account Balance shall be paid in a single lump sum to the Participant's surviving spouse or other Beneficiary in lieu of a Preretirement Survivor Annuity as soon as administratively practicable after his death.

                  If the Participant is unmarried or has waived the Preretirement Survivor Annuity in accordance with subsection D, and dies before distribution of his Nonforfeitable Account Balance begins, distribution of the Participant's entire Nonforfeitable Account Balance shall be made in a single lump sum payment in cash or in equal or nearly equal quarterly installments over a fixed period not exceeding (i) if the Beneficiary is the deceased Participant's surviving spouse, the Beneficiary's remaining life expectancy at the time installment payments begin, or (ii) if the Beneficiary is other than the deceased Participant's surviving spouse, five years from the Participant's death.

                  If the designated Beneficiary is the Participant's surviving spouse, the date such distributions are required to begin shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Beneficiary is not the Participant's surviving spouse, distribution of the entire amount payable must be completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.

                  A Participant may also elect the form and timing of payment of his Nonforfeitable Account Balance to his Beneficiaries. If the Participant has not made an election concerning the manner of payment to his Beneficiary by the time of his death, the Participant's surviving spouse or designated Beneficiary must elect the method of distribution no later than the time when distributions would be required to begin under this subsection
                  C. If the Participant has no surviving spouse or designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Nonforfeitable Account Balance must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         D. WAIVER ELECTION FOR MARRIED PARTICIPANTS. The Committee shall provide a written explanation of the Preretirement Survivor Annuity to each married Participant to whom this subsection applies, within whichever of the following periods ends last:
                  (i) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34;
                  (ii) a reasonable period after an Employee becomes a Participant; (iii) a reasonable period after the joint and survivor rules become applicable to the Participant; or (iv) a reasonable period after a fully subsidized Preretirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (ii), (iii) and (iv) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (i), (ii), (iii) and (iv) do not apply, and the Committee shall provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation shall describe, in a manner consistent with Treasury Regulations, the terms and conditions of the Preretirement

                  Survivor Annuity in a manner which is comparable to the explanation of the Qualified Joint and Survivor Annuity required under Section 6.05. The Plan does not limit the number of times the Participant may revoke a waiver of the Preretirement Survivor Annuity or make a new waiver during the election period.

                  A Participant's waiver election of the Preretirement Survivor Annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35, and (b) the Participant's spouse (to whom the Preretirement Survivor Annuity is payable) satisfies the consent requirements described in this Article VI, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the Preretirement Survivor Annuity is irrevocable, unless the Participant revokes the waiver election.

                  Notwithstanding the time of election requirement of clause (a) above, a Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election will not be valid unless the Participant receives a written explanation of the Preretirement Survivor Annuity in a manner which is comparable to the explanation required under Section 6.05. Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 6.08.

         E. For purposes of this Section 6.08, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         F. The Committee shall use the life expectancy multiples under Treasury Regulation Section 1.72-9 for purposes of applying this Section. The Committee may recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary.

         SECTION 6.09. DESIGNATION OF BENEFICIARY. A Participant may, from time to time, designate in writing a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee shall pay his Account in the event of his death. A Participant's Beneficiary designation shall not be valid unless the Participant's spouse consents (in accordance with the requirements of Code
Section 417) to the Beneficiary designation. A Participant's Beneficiary designation does not require spousal consent if the Participant's spouse is the Participant's designated Beneficiary. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, the Participant shall effectively revoke all designations filed prior to that date by the same Participant.

         SECTION 6.10. FAILURE OF BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 6.09, or if the Beneficiary named by a Participant predeceases him, then the Trustee shall pay the Participant's Account in a single lump sum to the Participant's surviving spouse, if any, and if there is no surviving spouse, to the Participant's estate.

         If the Beneficiary survives the Participant but dies before complete distribution of the Participant's Account, the remaining portion of the Participant's Account shall be paid in a lump sum to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Company or the Committee shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section 6.10.

         SECTION 6.11. SPECIAL RULES FOR TRANSFER ACCOUNTS. Notwithstanding any provision of this Article VI to the contrary, with respect to any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions), the Committee shall, upon the written request of the Participant (in the case of optional forms of benefit), cause the Trustee to distribute or make available such Transfer Contributions at such times and in such manner as may be so required.

         SECTION 6.12. DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. In addition, if the present value of the alternate payee's benefits under the Plan exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), and the order requires, the alternate payee must consent to any distribution occurring prior to the Participant's attainment of the earliest retirement age. Nothing in this
Section 6.12 gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section 6.12 give the alternate payee the right to receive a form of payment not permitted under the Plan.

         The Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly shall notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Committee shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Labor Regulations.

         If any portion of the Participant's Nonforfeitable Account Balance is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Company or the Committee shall direct the Trustee to segregate the amounts payable in a separate account and to invest the segregated account solely in fixed income investments or to maintain a separate bookkeeping account of said amounts. If the Committee determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Company or the Committee shall direct the Trustee to distribute the separate account in accordance with the order. If the Committee does not make its determination of the qualified status of the order within the above-described 18-month period, the Company or the Committee shall direct the Trustee to distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Committee later determines the order is a qualified domestic relations order.

         To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in the money market investment option or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

         The Trustee shall make any payment or distributions required under this
Section 6.12 by separate benefit checks or other separate distribution to the alternate payee(s).

         SECTION 6.13. RE-EMPLOYMENT OF PARTICIPANTS RECEIVING PAYMENTS. In the event that a Participant who is receiving installment payments is re-employed by the Company, such Participant shall continue to receive payments from his Account in accordance with the method of payment in effect prior to his re-employment unless such method is changed. Payments shall be drawn from his entire Account, including any contributions allocated to his Account after his re-employment.

         SECTION 6.14. FORM OF PAYMENTS. Installment payments may be made in cash. Lump sum payments may be made in cash or in Shares, if applicable. A Participant (or Beneficiary or personal representative, as applicable) making application for distribution of his Account shall be entitled to elect, in a writing submitted to the Committee on forms prescribed by it, to have all those Shares then held in or thereafter credited to his Account distributed to him in that form. If such an election is made, the Company or the Committee shall thereupon cause any Plan distribution made under this Article VI to consist (in part) of the number of Shares (excluding any fractional share interest which shall be paid in cash) credited to the Participant's total Account, but only as part of any lump sum distribution payable hereunder, and if all such Participant's Shares then being held in the Trust Fund (fractional interests excepted) are to be distributed. If a Participant or Beneficiary elects an annuity form of distribution, a nontransferable annuity contract shall be purchased from a commercial insurer with the Participant's Nonforfeitable Account Balance and distributed to the Participant or Beneficiary.

         SECTION 6.15. LOST PARTICIPANT OR BENEFICIARY. The Account of a Participant shall be forfeited if the Committee, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The amount of the forfeiture shall reduce the Employer's Profit Sharing Contributions, Special Contributions and/or Matching Contributions under Sections 3.02 and 3.06, as elected by the Employer. However, any such forfeited Account will be reinstated and become payable if a claim is made by the Participant or Beneficiary for such Account. The Committee shall prescribe uniform and non-discriminatory rules for carrying out this provision.

         SECTION 6.16. FACILITY OF PAYMENT. If the Committee deems any person entitled to receive any amount under the provisions of this Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

         A. To apply such amount directly for the comfort, support and maintenance of such person;

         B. To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

         C. To pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Committee may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Committee's choice.

         SECTION 6.17. NO DISTRIBUTION PRIOR TO SEPARATION FROM SERVICE, DEATH OR DISABILITY. Except as provided below, Compensation Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's election, earlier than upon Separation from Service, death or Disability.

         Such amounts may also be distributed upon:

         A. Termination of the Plan without the establishment of another defined contribution plan, as defined in the Code and applicable Treasury Regulations.

         B. The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

         C. The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

         D. The hardship of the Participant, as described in Section 7.01 herein.

         E. The attainment by the Participant of age 59 1/2, as described in Section 7.03 herein.

         All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.

         SECTION 6.18. DISTRIBUTION OF ASSETS TRANSFERRED FROM MONEY PURCHASE PENSION PLAN. Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under the Plan permits a distribution prior to the employee's retirement, death, Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The conversion of a plan from a money purchase pension plan to a profit sharing plan shall be treated as a transfer subject to Code Section 414(l) for the purpose of this Section.

         SECTION 6.19. WRITTEN INSTRUCTION NOT REQUIRED. Any elections made or distributions processed under this Article VI may be accomplished through telephonic or similar instructions in accordance with the rules and procedures established by the Committee, to the extent they are consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, spousal consents and waivers, to the extent required, may only be granted in writing.

                                   ARTICLE VII

              WITHDRAWALS; DIRECT ROLLOVERS AND WITHHOLDING; LOANS


         SECTION 7.01. HARDSHIP WITHDRAWALS. Subject to the restrictions set forth in Section 6.18, upon the application of any Participant, the Committee, in accordance with a uniform, nondiscriminatory policy, may permit such Participant to withdraw (a) all or a portion of the vested amounts then credited to his Compensation Deferral Account (excluding all trust earnings credited thereto) and/or (b) such Participant's interest in his Rollover Account and/or the portion of his Transfer Account attributable to Code Section 401(k) compensation deferrals (except with respect to income and earnings credited thereto) and after-tax contributions, if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.

         A. Only distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of immediate and heavy financial need:

                  (i) Alleviating extraordinary financial hardship arising from deductible medical expenses (within the meaning of Code Section 213(d)) previously incurred by the Participant or his spouse, children or other dependents, or necessary for such persons to obtain such care;

                  (ii) Purchasing real property (excluding mortgage payments) that is to serve as the principal residence of the Participant;

                  (iii) Expenditures necessary to prevent eviction from the Participant's principal residence or foreclosure of a mortgage on the same;

                  (iv) Financing the tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, his children or other dependents; or

                  (v) Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.

         B. A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if:

                  (i) The Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer;

                  (ii) All plans maintained by the Employer provide that the Participant's Compensation Deferrals or other Participant contributions will be suspended for 12 months after the receipt of the hardship distribution (which this Plan hereby so provides);

                  (iii) The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

                  (iv) All plans maintained by the Employer provide that the Participant may not make Compensation Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Compensation Deferrals for the taxable year of the hardship distribution (which this Plan hereby so provides).

         C. A Participant making an application under this Section 7.01 shall have the burden of presenting to the Committee evidence of such need, and the Committee shall not permit withdrawal under this Section without first receiving such evidence. If a Participant's application for a hardship withdrawal is approved, the Committee shall then instruct the Trustee to make payment of the approved amount of the hardship withdrawal to the Participant.

         SECTION 7.02. SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER ACCOUNTS. Notwithstanding any other Plan provision to the contrary, if the Internal Revenue Service requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant federal law to be enforceable, and which compels the distribution of a Participant's Plan interest, the Committee will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.

         SECTION 7.03. WITHDRAWALS UPON ATTAINMENT OF AGE 59 1/2. Subject to the consent requirementS of Article VI, if applicable, a Participant who has attained age 59 1/2 may elect to make withdrawals (in cash or, if applicable, in Shares) from the Nonforfeitable portion of his Account in the Plan that is not subject to the restrictions set forth in Section 6.18. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Committee or in such other manner as permitted by the Committee. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

         SECTION 7.04. DIRECT ROLLOVER AND WITHHOLDING RULES.

         A. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.

         B.       DEFINITIONS

                  (i) "ELIGIBLE ROLLOVER DISTRIBUTION." An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (d) for distributions on or after January 1, 2000, any hardship distribution described in Code Sections 401(k)(2)(B)(I)(IV) or 403(b)(11)(B).

                  (ii) "ELIGIBLE RETIREMENT PLAN." An Eligible Retirement Plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (iii) "DISTRIBUTEE." A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (iv) "DIRECT ROLLOVER." A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         SECTION 7.05. LOANS TO PARTICIPANTS. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section.

         A. GENERAL RULES. The Committee shall establish the procedures a Participant must follow to request a loan from his Nonforfeitable Account Balance under the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants in any event.

                  In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Affiliate, exceed the lesser of (i) or (ii), below:

                  (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

                  (ii) One-half of the value of the vested portion of the Participant's Account. For purposes of this Section, the value of a Participant's Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Committee (or its delegate) or the Trustee, as applicable.

                  The minimum amount of any loan shall be $1,000.

         B. TERM OF LOAN. The term of any loan shall be determined by mutual agreement between the Committee and the Participant. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five years. The term of any loan which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant shall not exceed 15 years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Employer or the Committee.

         C. SECURITY. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant's Nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.

         D. INTEREST. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Committee commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Participant loans under this Section will be considered the directed investment of the

         Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant-borrower.

E. REPAYMENT TERMS. The terms and conditions of each loan shall be determined by mutual agreement between the Committee and the Participant. The Committee shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. Subject to the spousal consent provisions of subsection F below, in the event a Participant terminates employment or in the event a Participant (or his Beneficiary or spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant's Account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him.

F. SPOUSAL CONSENT. Any Participant whose Account is subject to the annuity provisions under Section 6.04 must obtain the consent of his spouse, if any, within the 90-day period before the time the Participant's vested Account is used as collateral security for the loan, unless not otherwise required by law. Such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent is required if the Account balance is used for any increase in the amount of security.

G. RESTRICTIONS ON LOANS. No Participant shall have more than two loans under this Section 7.05 outstanding at the same time. However, if a Participant who previously participated in one of the Merging Plans which permitted multiple loans has more than two loans outstanding as of June 30, 1998, or if a Participant in a plan which subsequently merges into this Plan has more than two loans outstanding under such merging plan at the date of merger, such Participant may, in accordance with the terms of such loans, continue to have more than two such loans without violating this provision.

H. NONDISCRIMINATION. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

I. DEFAULT. Failure to make a payment within 90 days of the date payment is due will generally constitute a default, unless loan procedures and applicable law do not so require. Upon default (or, to the extent prohibited by law or by the terms of the Plan until a distributable event occurs, upon such event) the Plan Administrator will deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Participant's Account. The Committee may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.

J. PROCEDURE. The Committee will establish nondiscriminatory policies and procedures to administer Participant loans.

                                  ARTICLE VIII
                                  ------------

                       EMPLOYER ADMINISTRATIVE PROVISIONS
                       ----------------------------------

         SECTION 8.01. ESTABLISHMENT OF TRUST. The Company shall execute a Trust Agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust Agreement is terminated. The Company may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

         SECTION 8.02. INFORMATION TO COMMITTEE. Each Employer shall supply current information to the Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service, and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Committee considers necessary. The Employer's records as to the current information that the Employer furnishes to the Committee shall be conclusive as to all persons.

         SECTION 8.03. NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Committee or the Trustee.

         SECTION 8.04. INDEMNITY OF COMMITTEE. Each Employer indemnifies and saves harmless the members of the Committee, and each of them, from and against any and all loss (including reasonable attorneys' fees and costs of defense) resulting from liability to which the Committee, or the members of the Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 8.04 shall not relieve any Committee member from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 8.04, provided the letter agreement must be consistent with and shall not violate ERISA.

         SECTION 8.05. INVESTMENT FUNDS. The Committee and the Trustee shall establish certain investment funds (the "INVESTMENT FUNDS"), rules governing the administration of the Investment Funds, and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. The Committee and the Employer reserve the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.

         The Trustee is authorized to maintain the "EMPLOYER COMMON STOCK FUND" as one of the Investment Funds. The Employer Common Stock Fund shall consist of stock of the Company and cash or cash equivalents needed to meet obligations of such fund or for the purchase of stock of the Company. One of the purposes of the Plan is to provide Participants with ownership interests in the Company. To the extent practicable, all available assets of the Employer Common Stock Fund shall be used to purchase Shares, which shall be held by the Trustee and allocated to Participant Accounts until distribution in kind or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition to the Employer Common Stock Fund, all or any portion of the remaining Trust Fund may consist of Shares. The Trustee may acquire or dispose of Shares as necessary to implement Participant directions and may net transactions within the Trust Fund. In addition, when acquiring Shares, the Trustee may acquire Shares directly from the Company or on the open market as necessary to effect Participant directions. In either case, the price paid for such Shares shall not exceed the fair market value of the Shares. The fair market value of the Shares acquired directly from the Company shall mean the mean between the high and low bid and ask prices as reported by the New York Stock Exchange on the date of such transaction.

         Each Investment Fund (other than the Employer Common Stock Fund) shall be established by the Trustee at the direction or with the concurrence of the Committee. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.

         Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Shares held by it under the Trust Agreement, except (i) as specifically provided for in the Plan or (ii) in the case of a "TENDER OFFER" as directed in writing by a Participant (or Beneficiary, where applicable) on a form provided or approved by the Committee and delivered to the Trustee. For the purposes hereof, a Tender Offer shall mean any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any Shares that is directed generally to shareholders of the Employer or any transaction which may be defined as a Tender Offer under rules or regulations promulgated by the Securities and Exchange Commission. To the extent that any money or other property is received by the Trustee as a result of a tender of Shares not prohibited by the preceding sentence, such money or property shall be allocated to such other Investment Fund(s) as directed by the Participants in whose Account the Shares so tendered were held.

                                   ARTICLE IX
                                   ----------

                      PARTICIPANT ADMINISTRATIVE PROVISIONS
                      -------------------------------------

         SECTION 9.01. PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Committee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Committee, provided the Committee shall advise each Participant of the effect of his failure to comply with its request.

         SECTION 9.02. ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee, from time to time, in writing, or otherwise notify the Committee (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Committee, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

         SECTION 9.03. ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

         SECTION 9.04. NOTICE OF CHANGE IN TERMS. The Employer, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

         SECTION 9.05. PARTICIPANT DIRECTION OF INVESTMENT. The Committee and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Committee and the Employer reserve the right to change the investment options available under the Plan and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Trustee, the Employer or the Committee to implement Participant investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Employer in its discretion.

         Each Participant shall, in accordance with procedures established by the Committee and the Trustee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Committee may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Trustee and agreed to by the Plan Administrator, Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, "on-line" or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.

         The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA
Section 404(c) and the regulations thereunder.

         In no event shall Participants be permitted to direct that such Accounts and/or such additional contributions be invested in the Employer Common Stock Fund until Cardinal Health, Inc., the Plan, the Trustee and all other relevant parties have fully complied with such requirements, including, but not limited to, federal and state securities laws, as the Committee has determined to be applicable. The Committee may restrict the ability of any person covered under Section 16 of the Securities Exchange Act of 1934, as amended, or any other corporate insider of the Employer to direct the investment of his Account in the Employer Common Stock Fund. Notwithstanding any provision to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.

         SECTION 9.06. CHANGE OF INVESTMENT DESIGNATIONS. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 9.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Plan Administrator.

         Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Plan Administrator.

         Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts. In addition, with respect to Shares held under the Plan that were previously maintained under the Owen Healthcare, Inc. Employee Stock Ownership Plan (the "ESOP SHARES"), no more than 25% of the original number of ESOP Shares of any Participant transferred to this Plan may be exchanged, sold or distributed in any calendar quarter. This restriction on the disposition of ESOP Shares shall expire on July 1, 2001.

         SECTION 9.07. LITIGATION AGAINST THE TRUST. If any legal action filed against the Trustee, the Employer as Plan Administrator, or the Committee, or against any member or members of the Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Employer or the Committee, or any member or members of the Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.

         SECTION 9.08. INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Company will maintain all of the items listed in this Section 9.08 in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Employer shall furnish him with a copy of any item listed in this Section 9.08. The Employer may make a reasonable charge to the requesting person for the copy so furnished.

         SECTION 9.09. APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Employer shall provide adequate notice in writing to any Participant or to any Beneficiary (the "CLAIMANT") whose claim for benefits under the Plan the Committee has denied. The Employer's notice to the Claimant shall set forth:

         A.       The specific reason for the denial;

         B. Specific references to pertinent Plan provisions on which the Committee based its denial;

         C. A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

         D. That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 90 days after receipt of the Employer's notice of denial of benefits. The Employer's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 90-day period will render the Committee's determination final, binding and conclusive.

         If the Claimant appeals to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

         The Employer's notice of denial of benefits shall identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his appeal.

                                    ARTICLE X
                                    ---------

                           ADMINISTRATION OF THE PLAN
                           --------------------------

         SECTION 10.01. ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employers shall have the sole responsibility for making the contributions provided for under Article III. The Company shall have the sole authority to appoint and remove the Trustee and members of the Committee, and to amend or terminate, in whole or in part, this Plan or the Trust. The Company shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the "Plan Administrator" and the named fiduciary. The Committee shall have the specific delegated powers and duties described in the further provisions of this Article X and such further powers and duties as hereinafter may be delegated to it by the Employer. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         SECTION 10.02. APPOINTMENT OF COMMITTEE. A Committee consisting of three or more persons shall be appointed by and serve at the pleasure of the Board to assist in the administration of the Plan. In the event of any vacancies on the Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as described in this Article X. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

         SECTION 10.03. COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee, as appropriate. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

         SECTION 10.04. RECORDS AND REPORTS. The Employer (or the Committee if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of

Participant's Service, Account balances and the percentage of such Account balances that are Nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

         SECTION 10.05. OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have the following powers and duties:

         A. To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account, and the Nonforfeitable percentage of each Participant's Account;

         B. To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;

         C. To construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents and documents related to the Plan's operation;

         D. To direct the Trustee with respect to the crediting and distribution of the Trust;

         E. To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

         F. To furnish the Employer with information that the Employer may require for tax or other purposes;

         G. To engage the service of agents whom it may deem advisable to assist it with the performance of its duties; and

         H. To engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control.

         SECTION 10.06. RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

         SECTION 10.07. APPLICATION AND FORMS FOR BENEFITS. The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

         SECTION 10.08. AUTHORIZATION OF BENEFIT PAYMENTS. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.

         SECTION 10.09. FUNDING POLICY. The Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan's short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.

         SECTION 10.10. FIDUCIARY DUTIES. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Participants and their Beneficiaries, and:

         A. For the exclusive purpose of providing benefits to the Participants and their Beneficiaries;

         B. With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

         C. To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

         D. In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

         SECTION 10.11. ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES. In furtherance of their duties and responsibilities under the Plan, the Committee and the Board may, subject always to the requirements of Section 10.10:

         A.       Employ agents to carry out nonfiduciary responsibilities;

         B. Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

         C.       Consult with counsel, who may be of counsel to the Company;
                  and

         D. Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) between the members of the Board, in the case of the Board, and among the members of the Committee, in the case of the Committee.

         SECTION 10.12. PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES. Any action described in subsections B or D of Section 10.11 may be taken by the Committee or the Board only in accordance with the following procedure:

         A. Such action shall be taken by a majority of the Committee or by the Board, as the case may be, in a resolution approved by a majority of such Committee or by a majority of the Board.

         B. The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee's or the Board's proceedings.

         C. Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in subsections A and B of this Section 10.12.

         SECTION 10.13. SEPARATE ACCOUNTING. The amounts in a Participant's Compensation Deferral Account and (if applicable) his Qualified Matching Contribution Account and Qualified Non-elective Contribution Account shall at all times be separately accounted for from amounts in a Participant's Matching Account, Profit Sharing Account, Special Contribution Account, Rollover Account and Transfer Account(s), if any. Amounts credited to such subaccounts shall be allocated among the Participant's designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Committee shall also establish uniform procedures which they may change from time to time, for the purpose of adjusting the subaccounts of a Participant's Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.

         SECTION 10.14. VALUE OF PARTICIPANT'S ACCOUNT. The value of each Participant's Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Committee. Periodically, on a frequency determined by the Committee and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.

         SECTION 10.15. REGISTRATION AND VOTING OF EMPLOYER COMMON STOCK. All Shares acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such Shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Employer's shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the Shares credited to his Account. Upon receipt of such instructions the Trustee shall vote the Shares as instructed. Any Shares held in Participants' Accounts, as to which the Trustee does not receive instructions, shall be voted in proportion to the voting instructions the Trustee has actually received in respect of Shares, unless the Trustee determines that to do so is not prudent.

         SECTION 10.16. INDIVIDUAL STATEMENT. As soon as practicable after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, and at such other times as determined by the Committee in its discretion, the Committee will deliver to each Participant (and to each Beneficiary of a deceased Participant) a statement reflecting the condition of his Account in the Trust as of that date and such other information ERISA requires be furnished to the Participant or Beneficiary. No Participant, except a member of the Committee and its designees, shall have the right to inspect the records reflecting the Account of any other Participant.

         SECTION 10.17. FEES AND EXPENSES FROM FUND. The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or by the Employer, the Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer pays the expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant's Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.

                                   ARTICLE XI
                                   ----------

                                 TOP HEAVY RULES
                                 ---------------

         SECTION 11.01. MINIMUM EMPLOYER CONTRIBUTION. If this Plan is "Top Heavy," as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article XI) of three percent of Compensation for each "Non-Key Employee," as defined below, who is a Participant employed by the Employer on the Accounting Date of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Compensation Deferral Contributions under Section 3.04, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.

         If the contribution rate for the "Key Employee," as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his "Compensation," as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Committee shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Committee shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.

         Notwithstanding the preceding provisions of this Section 11.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees.

         The minimum employer contribution required (to the extent required to be Nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

         SECTION 11.02. ADDITIONAL CONTRIBUTION. If the contribution rate (excluding Compensation Deferral and Matching Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 11.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. The Committee shall allocate the additional contribution to the Account of a Non-Key Employee for whom the Employer makes the contribution.

         SECTION 11.03. DETERMINATION OF TOP HEAVY STATUS. The Plan is "TOP HEAVY" for a Plan Year if the Top Heavy ratio as of the "Determination Date," as defined below, exceeds 60%. The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of Accounts of all Key Employees as of the Determination Date, the contributions due as of the Determination Date, and distributions made within the five Plan Year period ending on the Determination Date, and the denominator of which is a similar sum determined for all Employees. The Committee shall calculate the Top Heavy ratio without regard to the Account of any Non-Key Employee who was formerly a Key Employee. The Committee shall calculate the Top Heavy ratio by disregarding the Account portion (including distributions, if any, of the Account) of an individual who has not received credit for at least one Hour of Service with the Employer during the five Plan Year period ending on the Determination Date. The Committee shall calculate the Top Heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code
Section 416 and the Treasury Regulations thereunder.

         If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Committee will calculate the Top Heavy ratio in the same manner as required by the first paragraph of this Section 11.03, taking into account all plans within the Aggregation Group. To the extent the Committee must take into account distributions to a Participant, the Committee shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Committee shall calculate the present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group, in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Committee shall value the accrued benefits or Accounts in the aggregated plan as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Committee shall calculate the Top Heavy ratio with reference to the Determination Dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

         SECTION 11.04. LIMITATION ON ALLOCATIONS. If, during any Limitation Year, this Plan is Top Heavy, the Committee shall apply the limitations of
Article IV to a Participant by substituting "100%" for "125%" each place it appears in Section 4.03. This Section 11.04 shall not apply if:

         A. The contribution rate for a Non-Key Employee who participates only in the defined contribution plan(s) would satisfy Section
                  11.01 if the Committee substituted four percent for three percent;

         B. A Non-Key Employee who participates in any Top Heavy defined benefit plan(s) receives an extra minimum contribution or benefit that satisfies Code Section 416(h)(2); and

         C.       The Top Heavy ratio does not exceed 90%.

         SECTION 11.05. TOP HEAVY VESTING SCHEDULE. For any Plan Year for which the Plan is Top Heavy, as determined in accordance with this Article XI, the Committee shall calculate a Participant's Nonforfeitable percentage of his Profit Sharing Contributions, Special Contributions and Matching Contributions by applying the following schedule, to the extent that such schedule provides for vesting at a rate that is more rapid than the rate otherwise applicable to the Participant's benefit:


                                                         Profit Sharing, Special
                                                              Contribution, and
                                                              Matching Accounts
                   Years of Service                       Percent Nonforfeitable
                   ----------------                       ----------------------
                   Less than two (2)                                   0%
       At least two (2) but less than three (3)                       20%
       At least three (3) but less than four (4)                      40%
       At least four (4) but less than five (5)                       60%
        At least five (5) but less than six (6)                       80%
               At least six (6) or more                              100%

         SECTION 11.06. DEFINITIONS. For purposes of applying the provisions of this Article XI:

         A. "KEY EMPLOYEE" shall mean, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years, is an officer of the Employer, one of the Employees having annual Compensation in excess of the annual dollar limitation under Section 415(c)(1)(A) of the Code in effect for any such Plan Year and owning the ten largest interests in the Employer, a more than five percent owner of the Employer, or a more than one percent owner of the Employer who has annual Compensation of more than $150,000. An officer is any Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer and such individual's annual Compensation exceeded 50% of the dollar limitation under Section 415(b)(1)(A) of the Code in effect for the period. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The Committee will make the determination of who is a Key Employee in accordance with Code
                  Section 416(i)(1) and the Treasury Regulations under that Code Section.

         B. "NON-KEY EMPLOYEE" is an Employee who does not meet the definition of Key Employee.

         C. "COMPENSATION" shall mean the first $150,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 401(a)(17)) of Compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee's gross income under Section 125,
                  Section 402(a)(8), Section 402(h) or Section 403(b) of the
                  Code.

         D.       "REQUIRED AGGREGATION GROUP" means:

                  (i) Each qualified plan of the Employer in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and

                  (ii) Any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.

                           The Required Aggregation Group includes any plan of
                  the Employer which was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.

         E. "PERMISSIVE AGGREGATION GROUP" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code
                  Section 410. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

         F. "EMPLOYER" shall mean all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, the Committee shall not aggregate ownership interests in more than one member of a related group to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

         G. "DETERMINATION DATE" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         SECTION 12.01. EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Committee and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

         SECTION 12.02. NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or the Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer shall be by its Board or its designee.

         SECTION 12.03. FIDUCIARIES NOT INSURERS. The Trustee, the Committee, the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of the Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

         SECTION 12.04. WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.

         SECTION 12.05. SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Committee, the Plan Administrator and their successors.

         SECTION 12.06. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.

         SECTION 12.07. HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

         SECTION 12.08. STATE LAW. Ohio law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Ohio law.

         SECTION 12.09. EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the

Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.

                                  ARTICLE XIII
                                  ------------

                    EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
                    -----------------------------------------

         SECTION 13.01. EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

         SECTION 13.02. AMENDMENT BY EMPLOYER. The Company shall have the right at any time and from time to time:

         A. To amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

         B.       To amend this agreement in any other manner.

         However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer; and the Company shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or the Committee without the written consent of the affected Plan Administrator or the affected member of the Committee. Furthermore, no amendment shall decrease a Participant's Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6), including an optional form of distribution, with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).

         The Company shall make all amendments in writing. Amendments shall be considered properly authorized by the Company if approved or ratified by the Board, any committee of the Board, or by the Committee, unless the subject of the amendment has been reserved to the Board. Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by any authorized officer of the Company.

         SECTION 13.03. AMENDMENT TO VESTING PROVISIONS. Although the Company reserves the right to amend the vesting provisions at any time, the Committee shall not apply an amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

         If the Company makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 13.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 13.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer-derived Account.

         SECTION 13.04. DISCONTINUANCE. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Company shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:

         A.       The date terminated by action of the Company

         B. The date the Employer shall be judicially declared bankrupt or insolvent.

         C. The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.

         SECTION 13.05. FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant's right to his Account shall be 100% Nonforfeitable.

         SECTION 13.06. MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement, only upon the consent or direction of the Employer or the Committee.

         If permitted by the Employer or the Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Committee and the Trustee shall treat the Employee as a Participant for all purposes of the Plan except that the Employee shall not share in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.

         The Trustee may not consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, unless the Committee consents and so directs, and the transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02.

         A transfer is an elective transfer if: (a) the transfer satisfies the first paragraph of this Section 13.06; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and
(i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.

         If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

         SECTION 13.07. TERMINATION. Upon termination of the Plan, the distribution provisions of Article V and Article VI shall remain operative, except that:

         A. If the present value of the Participant's Nonforfeitable Account does not exceed $5,000 ($3,500 for Plan Years beginning before August 6, 1997), the Committee will direct a Trustee to distribute the Participant's Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and

         B. If the present value of the Participant's Nonforfeitable Account exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), the Participant or the Beneficiary, in addition to the distribution events permitted under Articles V and VI, may elect to have the Trustee commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.

         The Trust shall continue until the Trustee, after written direction from the Committee, has distributed all of the benefits under the Plan. To liquidate the Trust, the Committee will, to the extent required, purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Account exceeds $5,000 ($3,500 for Plan Years beginning before August 6, 1997), and the Participant does not elect an immediate distribution pursuant to this Section
13.07. Upon termination of the Plan, the amount, if any, in a suspense account under Article IV shall revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion.

         The Employer has executed this Plan in Dublin, Ohio on the date set forth below.




                                        CARDINAL HEALTH, INC.




                                By:
                                    -------------------------------------------
                                    -------------------------------------------

                               Its:
                                    -------------------------------------------
                                    -------------------------------------------

                               Date:
                                    -------------------------------------------
                                    -------------------------------------------

                                   SCHEDULE I
                                   ----------

       Actual Deferral Percentage and Actual Contribution Percentage Tests
                      Current or Prior Year Testing Method:


                         Plan Year                         Testing Method
                         ---------                         --------------

                         1997-98                            Current Year

                         1998-99                             Prior Year

                         1999-00                            ____________

                         2000-01                            ____________

                         2001 and thereafter                 Prior Year

                                                                       EXHIBIT 1


                                   APPENDIX A
                                   ----------

                             PARTICIPATING EMPLOYERS

                                        Assisted Care Partners, Inc.
                                           (Effective May 1, 1994)

                               BDC Leasing Company, d/b/a Bailey Drug Company

                                                Behrens, Inc.
                                          (Effective July 1, 1995)

                                              Brighton Capital
                                        (Effective February 11, 1997)

                                           Cardinal Florida, Inc.
                                         (Effective October 1, 1992)

                                            Cardinal Health, Inc.

                             Cardinal LDS, Inc., d/b/a Leader Drug Stores, Inc.
                                         (Effective January 1, 1992)

                                         Cardinal Mississippi, Inc.
                                         (Effective October 1, 1992)

                                           Cardinal Syracuse, Inc.

                                             Cardinal West, Inc.
                                        (Effective October 27, 1992)

                                               CDI Investments
                                         (Effective March 16, 1988)

                                            Chapman Drug Company
                                         (Effective January 1, 1992)

                                Comprehensive Reimbursement Consultants, Inc.
                                        (Effective December 1, 1998)

                                               CORD Logistics
                                        (Effective November 17, 1995)

                                            Ellicott Drug Company

                                               Griffin Capital
                                        (Effective February 11, 1997)

                                                Griffin Group
                                        (Effective February 11, 1997)

                                           Humiston-Keeling, Inc.
                                          (Effective July 1, 1996)

                                             James W. Daly, Inc.

                                          Marmac Distributors, Inc.

                                          Medical Strategies, Inc.
                                          (Effective July 1, 1994)

                                     Medicine Shoppe International, Inc.
                                         (Effective August 1, 1997)

                                           MediQual Systems, Inc.
                                         (Effective October 1, 1998)

                                      National PharmPak Services, Inc.
                                         (Effective January 1, 1992)

                                      National Specialty Services, Inc.
                                         (Effective January 1, 1992)

                                           Nexus Healthcare, Inc.
                                           (Effective May 1, 1994)

                                       Ohio Valley - Clarksburg, Inc.
                                          (Effective July 1, 1990)

                                            Owen Healthcare, Inc.
                                          (Effective July 1, 1998)

                                             PRN Services, Inc.
                                          (Effective April 1, 1994)

                                        Packaging Coordinators, Inc.
                                          (Effective July 1, 1998)

                                              Pyxis Corporation
                                          (Effective July 1, 1998)

                                          R. P. Scherer Corporation
                                        (Effective September 1, 1999)

                                            Renlar Systems, Inc.

                                         (Effective January 1, 1996)

                                              Solomons Company
                                         (Effective January 1, 1994)

                                      Whitmire Distribution Corporation
                                         (Effective January 1, 1995)

                                      Williams Drug Distributors, Inc.

                             FIRST AMENDMENT TO THE
                              CARDINAL HEALTH, INC.
                   PROFIT SHARING AND RETIREMENT SAVINGS PLAN
               (AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 1998)


                             BACKGROUND INFORMATION
                             ----------------------

A. Cardinal Health, Inc., an Ohio corporation (the "Corporation"), maintains a profit sharing plan known as the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") for the benefit of its employees and their beneficiaries.

B. Pursuant to Section 13.02 of the Plan, the Corporation may amend the Plan at any time.

C. The Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan Committee (the "Committee") assists in the administration of the Plan and is empowered to amend the Plan on behalf of the Corporation by action of a majority of its members then in office.

D. The Committee desires to amend the Plan to acknowledge the participation of R. P. Scherer Corporation as a Participating Employer in the Plan and the addition of the R. P. Scherer Corporation Retirement Savings Plan (the "R. P. Scherer Plan") as a Merging Plan to be merged with and into the Plan effective as of September 1, 1999.

                              AMENDMENT TO THE PLAN
                              ---------------------

1.       Effective as of September 1, 1999, the Corporation hereby merges the R.
         P. Scherer Plan with and into the Plan.

2. Effective as of September 1, 1999, the list of Participating Employers in Appendix A is replaced by the revised Appendix A attached hereto as
         Exhibit 1 to include R. P. Scherer Corporation as a Participating Employer.

3.       Appendix H is hereby added to the Plan in the form attached hereto as
         Exhibit 2 to merge the R. P. Scherer Plan with and into the Plan as of the effective dates specified therein.

All other provisions of the Plan shall remain in full force and effect.

Dated                               , 1999.        CARDINAL HEALTH, INC.
      ------------------------------
                                                   PROFIT SHARING AND RETIREMENT
                                                   SAVINGS PLAN COMMITTEE
                                                   _____________________________
                                                   _____________________________
                                                   _____________________________

                                   APPENDIX B
                                   ----------

                   SPECIAL RULES REGARDING PARTICIPANTS IN THE
                          PYXIS CORPORATION 401(k) PLAN


Effective January 1, 1997, the terms of the main Plan document shall apply to the Employees of Pyxis Corporation ("Pyxis"), except to the extent provided in Section A below. The provisions outlined in Section A below shall apply to the Employees of Pyxis only until July 1, 1998 (the "Merger Date"). Effective as of the Merger Date, the Pyxis Corporation 401(k) Plan (the "Pyxis Plan") maintained by Pyxis merged into the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") and ceased to exist as an independent plan. However, the provisions outlined in Section B below shall continue to apply to those Employees of Pyxis who are participating in the Pyxis Plan on June 30, 1998, and who become Participants in the Plan on the Merger Date.

A. EXCEPTIONS TO THE PROVISIONS IN THE PLAN DOCUMENT. The following provisions shall apply to the Employees of Pyxis from January 1, 1997 through June 30, 1998:

         1.       The term "Board" shall mean the board of directors of Pyxis.

         2. The term "Break in Service," for purposes of vesting, shall mean any Plan Year during which the Participant fails to complete more than 500 Hours of Service with the Employer.

         3. The term "Committee" shall mean the person or persons appointed to assist the Employer in the administration of the Pyxis Plan.

         4. The term "Company" shall mean Pyxis Corporation, a California corporation.

         5. The term "Compensation" shall mean the taxable salary, overtime, bonuses and commissions paid to an Eligible Employee by reason of services performed for the Company during the Plan Year as reported on Form W-2, and shall also include Compensation Deferral Contributions under the Pyxis Plan and deferrals under any cafeteria plan established by the Company pursuant to Section 125 of the Code. However, Compensation shall not include the following:

                  a. Any imputed income from the purchase of life insurance or auto allowances;

                  b. Any amounts contributed by the Company for or on account of Employees under any other employee pension plan and Matching Contributions and Profit Sharing Contributions under the Pyxis Plan;

                  c. Any amounts paid or payable by reason of services performed after the date the Employee ceases to be a Participant; and

                  d. Any amounts paid or payable by reason of services performed prior to the date the Employee becomes a Participant.

         6. The term "Eligible Employee" shall mean any Employee other than an Employee who may be excluded from participation pursuant to Code Section 410(b)(3) as a non-resident alien or as an Employee covered by a collective bargaining agreement recognized as such under applicable labor law and which does not expressly provide for participation in the Pyxis Plan by Employees covered thereunder.

         7. The term "Employer" shall mean the Company and any Related Employer which shall ratify and adopt the Pyxis Plan in a manner satisfactory to, and with the consent of, Pyxis.

         8. The term "Entry Date" shall mean each January 1, April 1, July 1 and October 1.

         9.       The term "Plan" shall mean the Pyxis Corporation 401(k) Plan.

         10.      The term "Plan Administrator" shall mean Pyxis.

         11. The "Plan Year" shall mean the 12 consecutive month period commencing on January 1 and ending on December 31.

         12. The term "Shares" shall mean the common stock issued by [the Company] and approved by the Committee as an appropriate investment.

         13.      The term "Trust" shall mean the Pyxis Corporation 401(k) Plan
                  Trust.

         14. The term "Trustee" shall mean SBS Trust Company, or such other entity or persons that subsequently may be appointed by Pyxis.

         15. The term "Year of Service," for purposes of vesting, shall mean any Plan Year in which the Participant completes 1,000 Hours of Service.

         16. Each Eligible Employee may become a Participant in the Pyxis Plan on the first Entry Date coincident with or next following the Participant's attainment of age 21 and completion of three months of Service.

         17. A Participant is not required to be employed on the last day of the Plan Year in order to receive a Profit Sharing Contribution under the Pyxis Plan.

         18. The following vesting schedule shall apply to those Employees of Pyxis hired prior to August 1, 1997:

                                                                               Profit Sharing Contributions and
                                                                                    Matching Contributions
                                     Years of Service                               Percent Nonforfeitable
                                     ----------------                               ----------------------
                  Less than one (1)                                                          0%
                  At least one (1) but less than two (2)                                    25%
                  At least two (2) but less than three (3)                                  50%
                  At least three (3) but less than four (4)                                 75%
                  At least four (4) or more                                                100%

         19. Distributions to Participants and Beneficiaries under the Pyxis Plan shall be made only in the form of lump sum payments.

         20. A Participant in the Pyxis Plan may obtain hardship distributions only from the amount contained in his Compensation Deferral Account (excluding earnings thereon). A Participant shall be permitted to obtain hardship distributions from his Compensation Deferral Account (excluding earnings thereon) in the event a withdrawal is necessary to pay for funeral expenses.

         21. In the event a Participant in the Pyxis Plan fails to designate a Beneficiary, distributions upon the Participant's death shall be made in the following order:

                  a.       to the Participant's surviving spouse;
                  b. to the Participant's children, including adopted children, in accordance with the principle of representation;
                  c.       to the Participant's surviving parents; or
                  d.       to the Participant's estate.

         22. Effective ________________, no additional investments may be made in the stock of Cardinal Health, Inc., and the Employer or a Related Employer may limit the ability of a Participant to sell stock in Cardinal Health, Inc.

B. PROVISIONS OF THE PYXIS PLAN THAT CONTINUE TO APPLY. The following provisions of the Pyxis Plan shall survive the merger and continue to apply to those individuals participating thereunder on June 30, 1998:

                           1.       With respect to those Employees of Pyxis
hired prior to August 1, 1997, the following vesting schedule shall continue to apply:

                                                                        Profit Sharing Contributions and Matching
                                                                                      Contributions
                                   Years of Service                               Percent Nonforfeitable
                                   ----------------                               ----------------------
                  Less than one (1)                                                          0%
                  At least one (1) but less than two (2)                                    25%
                  At least two (2) but less than three (3)                                  50%
                  At least three (3) but less than four (4)                                 75%
                  At least four (4) or more                                                100%


                           2.       Notwithstanding any provision to the
contrary, Employees of Pyxis hired on or before June 30, 1998 shall be permitted to participate in the Plan as of the first day of the month following their completion of three months of Service and their attainment of age 21.

                                   APPENDIX C
                                   ----------

                   SPECIAL RULES REGARDING PARTICIPANTS IN THE
                    OWEN HEALTHCARE, INC. 401(k) SAVINGS PLAN


Effective January 1, 1997, the terms of the main Plan document shall apply to the Employees of Owen Healthcare, Inc. ("Owen"), except to the extent provided in Section A below. The provisions outlined in Section A below shall apply to the Employees of Owen only until July 1, 1998 (the "Merger Date"). Effective as of the Merger Date, the Owen Healthcare, Inc. 401(k) Savings Plan (the "Owen 401(k) Plan") maintained by Owen merged into the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") and ceased to exist as an independent plan. However, the provisions outlined in Section B below shall continue to apply to those Employees of Owen who are participating in the Owen 401(k) Plan on June 30, 1998, and who become Participants in the Plan on the Merger Date.

A. EXCEPTIONS TO THE PROVISIONS IN THE PLAN DOCUMENT. The following provisions shall apply to Employees of Owen from January 1, 1997 through June 30, 1998:

         1.       The term "Board" shall mean the board of directors of Owen.

         2. The term "Break in Service," for purposes of vesting, shall mean any Plan Year during which the Participant fails to complete more than 500 Hours of Service.

         3. The term "Committee" shall mean the person or persons appointed to assist the Employer in the administration of the Owen 401(k) Plan.

         4. The term "Company" shall mean Owen Healthcare, Inc. ("Owen"), a Texas corporation.

         5. The term "Compensation" shall mean the total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer while a Participant, which is required to be reported on the Participant's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), including:

                  a. Elective Contributions made on the Participant's behalf;

                  b. Compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) of the Code; and

                  c. Employee contributions described in Section 414(h) of the Code that are picked up by the employing unit and are treated as Employer contributions.

         6. The term "Eligible Employee" shall mean any Employee other than an independent contractor or an Employee who may be excluded from participation pursuant to Code Section 410(b)(3) as a non-resident alien or as an Employee covered by a collective bargaining agreement recognized as such under applicable labor law and which does not expressly provide for participation in the Owen 401(k) Plan by Employees covered thereunder.

         7. The term "Employer" shall mean the Company and any Related Employer which shall ratify and adopt the Owen 401(k) Plan in a manner satisfactory to, and with the consent of, Owen.

         8. The term "Entry Date" shall mean each January 1, April 1, July 1 and October 1.

         9. The term "Plan" shall mean the Owen Healthcare, Inc. 401(k) Savings Plan.

         10.      The term "Plan Administrator" shall mean the Committee.

         11. The term "Plan Year" shall mean the 12 consecutive month period commencing on January 1 and ending on December 31.

         12. The term "Trust" shall mean the Owen Healthcare, Inc. 401(k) Savings Plan Trust.

         13. The term "Trustee" shall mean Texas Commerce Bank, N.A., or such other entity or persons that subsequently may be appointed by Owen.

         14. The term "Year of Service" shall mean a computation period during which the Participant completes 1,000 Hours of Service. For purposes of vesting, such computation period shall be the Plan Year.

         15. The term "Valuation Date" shall mean the last day of March, June, September, and December of each Plan Year and any other interim Valuation Date designated by the Committee on a nondiscriminatory basis.

         16. Each Eligible Employee may become a Participant in the Owen 401(k) Plan on the first Entry Date coincident with or next following the Participant's attainment of age 21 and completion of a Year of Service within a single Eligibility Computation Period.

         17. Each Participant may elect to make Compensation Deferral Contributions (in 1/10% increments) to the Owen 401(k) Plan in an amount between 2% and 15% of his Compensation for the Plan Year.

         18. A Participant is required to be employed on the last day of the Plan Year in order to receive a Matching Contribution under the Owen 401(k) Plan, unless such Participant is not employed on the last day of the Plan Year due to death, Disability or retirement during such Plan Year.

         19. Profit Sharing Contributions under the Owen 401(k) Plan shall be allocated in accordance with the rules described below:

                  a. For purposes of this paragraph, the following terms and phrases shall have these respective meanings:

                           i. "ALLOCATION PERCENTAGE." For each Plan Year, the percentage obtained by dividing (A) 100 times the aggregate amount of the Profit Sharing Contributions to the Owen 401(k) Plan for such Plan Year, by (B) the sum of
                                    (1) the aggregate amount of Compensation for all Eligible Participants for such Plan Year, and (2) the aggregate amount of Excess Compensation for all Participants for such Plan Year.

                           ii. "ELIGIBLE PARTICIPANT." For each Plan Year, each Participant who completed at least 1,000 Hours of Service during such Plan Year and who (A) was an Employee on the last day of such Plan Year, or (B) terminated his employment during such Plan Year on or after his Normal Retirement Date or by reason of his Disability or death.

                           iii. "EXCESS COMPENSATION." The portion, if any, of each Eligible Participant's Compensation which is in excess of the Integration Level.

                           iv. "INTEGRATION LEVEL." With respect to each Plan Year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of such Plan Year. Notwithstanding the foregoing, the Integration

                                    Level determined in accordance with the
                                    preceding sentence shall be prorated for a Plan Year of less than 12 months to the extent required by applicable law.

                           v. "MAXIMUM EXCESS PERCENTAGE." For each Plan Year, the greater of (A) 5.7% or (B) the percentage equal to the portion of the rate of tax under Section 3111(a) of the Code (in effect as of the beginning of such Plan
                                    Year) which is attributable to old-age
                                    insurance.

                  As of the last day of each Plan Year, the Profit Sharing Contributions for such Plan Year plus any amounts which are forfeited during such Plan Year (and which are not required for restoration of amounts previously forfeited) shall be allocated to the Profit Sharing Accounts of the Eligible Participants for such Plan Year. If the Allocation Percentage for such Plan Year is less than or equal to the Maximum Excess Percentage for such Plan Year, then each such Participant's Profit Sharing Account shall be allocated an amount of such contributions and forfeitures equal to the sum of (i) the Allocation Percentage multiplied by such Participant's Compensation for such Plan Year, and
(ii) the Allocation Percentage multiplied by such Participant's Excess Compensation for such Plan Year, if any. If the Allocation Percentage for such Plan Year is greater than the Maximum Excess Percentage for such Plan Year, then
(A) an amount of such contributions and forfeitures equal to the Maximum Excess Percentage for such Plan Year shall be allocated to each such Participant's Profit Sharing Account in the same proportion that such Participant's Excess Compensation for such Plan Year, if any, bears to the total of all such Participants' Excess Compensation for such Plan Year, and (B) the balance of such contributions and forfeitures shall be allocated to each such Participant's Profit Sharing Account in the same proportion that each such Participant's Compensation for such Plan Year bears to the total of all such Compensation for such Plan Year.


                  b. With respect to the short Plan Year beginning January 1, 1998 and ending June 30, 1998, the Employer shall make a discretionary Profit Sharing Contribution to the Owen 401(k) Plan which shall be allocated as described above, except that allocations shall be based on each Eligible Participant's Compensation for the 12-month period preceding July 1, 1998.

         20. Prior to July 1, 1992, Participants were permitted to make "AFTER-TAX CONTRIBUTIONS" to the Owen 401(k) Plan. Such After-tax Contributions shall be maintained in an Account on behalf of each Participant known as an "AFTER-TAX CONTRIBUTIONS ACCOUNT."

         21. Prior to January 1, 1987, Participants were permitted to make certain deductible contributions to the Owen 401(k) Plan. Such deductible contributions shall be maintained in an Account on behalf of each Participant known as a "PARTICIPANT IRA ACCOUNT."

         22. Each Participant shall, at all times, be 100% vested in his Matching Account under the Owen 401(k) Plan.

         23. A Participant's Profit Sharing Contributions under the Owen 401(k) Plan shall vest in accordance with the following vesting schedule:


                                                                               Profit Sharing Contributions
                                   Years of Service                               Percent Nonforfeitable
                                   ----------------                               ----------------------
                  Less than one (1)                                                          0%
                  At least one (1) but less than two (2)                                    10%
                  At least two (2) but less than three (3)                                  20%
                  At least three (3) but less than four (4)                                 30%
                  At least four (4) but less than five (5)                                  40%
                  At least five (5) but less than six (6)                                   60%
                  At least six (6) but less than seven (7)                                  80%

                  At least seven (7) or more                                               100%

         24. A Participant in the Owen 401(k) Plan shall not be credited, for purposes of vesting, with any Service completed prior to the first day of the Plan Year in which he attained age 18.

         25. For purposes of vesting, if a Participant does not have a Nonforfeitable interest in his Employer contributions at the time he incurs a Break in Service, his Years of Service prior to the Break in Service shall be disregarded upon re-employment if the aggregate number of his consecutive Breaks in Service equals or exceeds the greater of (a) five, or (b) the aggregate number of his Years of Service prior to the Break in Service. If a Participant incurs a Forfeiture Break in Service, his Years of Service completed after such Forfeiture Break in Service shall be disregarded in determining the Participant's Nonforfeitable interest in the Employer contributions accrued for his benefit prior to such Forfeiture Break in Service.

         26. Forfeitures under the Owen 401(k) Plan shall be reallocated among Participants on the same basis that Profit Sharing Contributions are allocated.

         27. Distributions to Participants and Beneficiaries under the Owen 401(k) Plan shall be made in the form of either periodic installments or lump sum payments.

         28. A Participant in the Owen 401(k) Plan may make an in-service withdrawal of any or all amounts held in his After-tax Contributions Account; provided, however, that a partial withdrawal shall be permitted only if at least a $100 balance remains in his After-tax Contributions Account after such withdrawal.

         29. A Participant in the Owen 401(k) Plan may make an in-service withdrawal from his Participant IRA Account in an amount equal to all, but not less than all, of the amounts held in such Participant IRA Account.

         30. A Participant in the Owen 401(k) Plan may make an in-service withdrawal from his Rollover Account in an amount equal to all, but not less than all, of the amounts held in such Rollover Account.

         31. A Participant in the Owen 401(k) Plan who has attained age 59 1/2may make an in-service withdrawal only from his Compensation Deferral Account.

         32. A Participant in the Owen 401(k) Plan may obtain hardship distributions only from his Compensation Deferral Account (including income allocable thereto as of December 31, 1988).

         33. A Participant in the Owen 401(k) Plan may obtain no more than one in-service withdrawal in any single Plan Year, and no withdrawal shall be made from an Account to the extent it has been pledged to secure a loan.

         34. A Participant in the Owen 401(k) Plan may have no more than one loan outstanding at any time.

         35. A Participant in the Owen 401(k) Plan who is on an unpaid leave of absence may elect to suspend payments on his loan during such leave for a period of no more than one year.

         36. The Owen 401(k) Plan will accept a Rollover Contribution of a promissory note (and related documents) for a plan loan from an employees' trust described in Section 401(a) of the Code if the Eligible Employee executes such documents and instruments as the Committee may require as a condition to the acceptance of such note, including without limitation, a form prescribed by the Committee authorizing the Employer to make payroll deductions from such Eligible Employee's Compensation in order to make payments on such note. The Participant may elect to have such note transferred pursuant to a Direct Rollover to an Eligible Retirement Plan which will accept such note.

         37. Participants and Beneficiaries in the Owen 401(k) Plan have no right to request, direct, or demand that the Committee or the Trustee exercise, on their behalf, rights or privileges to vote, acquire, convert or exchange Shares or other securities. The Trustee shall vote and shall exercise or sell any such rights or privileges in the manner directed by the Committee.

B. PROVISIONS OF THE OWEN 401(k) PLAN THAT CONTINUE TO APPLY. The following provisions of the Owen 401(k) Plan shall survive the merger:

         1. The following vesting schedules shall continue to apply to Participants in the Owen 401(k) Plan who are employed on June 30, 1998 and become Participants in the Plan on the Merger
                  Date:


                                                                               Profit Sharing Contributions
                                   Years of Service                               Percent Nonforfeitable
                                   ----------------                               ----------------------
                  Less than one (1)                                                          0%
                  At least one (1) but less than two (2)                                    10%
                  At least two (2) but less than three (3)                                  20%
                  At least three (3) but less than four (4)                                 30%
                  At least four (4) but less than five (5)                                  40%
                  At least five (5) but less than six (6)                                   60%
                  At least six (6) but less than seven (7)                                  80%
                  At least seven (7) or more                                               100%

                  Any additional Matching Contributions credited after the Merger Date to the Matching Accounts of such Participants shall be 100% vested when made.

         2. A Participant employed by Owen on June 30, 1998 shall, to the extent applicable, continue to have a separate After-tax Contribution Account and a separate Participant IRA Account under the Plan.

         3. A Participant employed by Owen on June 30, 1998 shall continue to be permitted to obtain in-service withdrawals from his After-tax Contributions Account.

         4. A Participant employed by Owen on June 30, 1998 shall continue to be permitted to obtain in-service withdrawals from his Participant IRA Account in an amount equal to all, but not less than all, of the amounts held in such Participant IRA Account.

                                   APPENDIX D
                                   ----------

                   SPECIAL RULES REGARDING PARTICIPANTS IN THE
               OWEN HEALTHCARE, INC. EMPLOYEE STOCK OWNERSHIP PLAN

Effective January 1, 1997, the terms of the main Plan document shall apply to the Employees of Owen Healthcare, Inc. ("Owen"), except to the extent provided in Section A below. The provisions outlined in Section A below shall apply to the Employees of Owen only until July 1, 1998 (the "Merger Date"). Effective as of the Merger Date, the Owen Healthcare, Inc. Employee Stock Ownership Plan (the "Owen ESOP") maintained by Owen merged into the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") and ceased to exist as an independent plan. However, the provisions outlined in Section B below shall continue to apply to those Employees of Owen who are Participants in the Owen ESOP on June 30, 1998, and who become Participants in the Plan on the Merger Date. Notwithstanding the foregoing, effective January 1, 1996, the Owen ESOP was "frozen," all ESOP Contributions held in the plan's suspense account were allocated to Participants, and the ESOP Accounts of all Participants became 100% vested.

A. EXCEPTIONS TO THE PROVISIONS IN THE PLAN DOCUMENT. The following provisions shall apply to the Employees of Owen from January 1, 1997 through June 30, 1998:

         1.       The term "Board" shall mean the board of directors of Owen.

         2. The term "Committee" shall mean the person or persons appointed to assist the Employer in the administration of the Owen ESOP.

         3. The term "Company" shall mean Owen Healthcare, Inc., a Texas corporation.

         4. The term "Employer" shall mean the Company and any Related Employer which shall ratify and adopt the Owen ESOP in a manner satisfactory to, and with the consent of, Owen.

         5. The term "Plan" shall mean the Owen Healthcare, Inc. Employee Stock Ownership Plan.

         6.       The term "Plan Administrator" shall mean Owen.

         7. The term "Plan Year" shall mean the 12 consecutive month period commencing on January 1 and ending on December 31.

         8. The term "Trust" shall mean the Owen Healthcare, Inc. Employee Stock Ownership Plan Trust.

         9. The term "Trustee" shall mean Texas Commerce Bank, N.A., or such other entity or persons that subsequently may be appointed by Owen.

         10. The term "Valuation Date" shall mean the last day of March, June, September and December of each Plan Year and any other interim Valuation Date designated by the Committee on a non-discriminatory basis.

         11. The Owen ESOP is intended to be a stock bonus plan qualified under Section 401(a) of the Code. The Owen ESOP is also designed to meet the requirements of an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

         12. Participants in the Owen ESOP were neither required nor permitted to make contributions to the Owen ESOP. The only contributions made by the Employer under the Owen ESOP were in the form of "ESOP CONTRIBUTIONS." Such ESOP Contributions are maintained in an Account on behalf of each Participant known as the Participant's "ESOP ACCOUNT." No contributions were made to the Owen ESOP after December 31, 1995, and no Employee of Owen who was not a Participant in the Owen ESOP as of December 31, 1995 has become a Participant thereunder.

         13. Distributions to Participants under the Owen ESOP shall be made either in the form of periodic installments or lump sum payments. Distributions of the portion of the Participant's Account which is invested in Company stock as of the first day of the first period for which such Participant's benefit is payable shall be made in cash unless the Participant elects to receive his distribution in whole shares of Company stock (with the value of any fractional shares being distributed in cash). Distributions of the portion of the Participant's Account which is not invested in shares of Company stock as of the first day of the first period for which such Participant's benefit is payable shall be made in the form of cash.

         14. A Participant who has both completed at least ten years of participation in the Owen ESOP and attained age 55 shall be entitled to elect to receive a cash distribution equal in value to a percentage of the Shares acquired by the Owen ESOP and allocated to his ESOP Account for the Plan Year immediately following the first Plan Year in which he has both completed ten years of participation in the Owen ESOP and attained age 55, and the five Plan Years immediately following such Plan Year. The percentage of the Shares acquired by the Owen ESOP and allocated to a Participant's ESOP Account as to which he may elect to receive a cash distribution shall be:
                  25% as to the first Plan Year for which an election may be made; 25% reduced by the number of Shares with respect to which such cash distributions were previously made as to each of the second, third, fourth and fifth Plan Years for which an election may be made; and 50% reduced by the number of Shares with respect to which such cash distributions were previously made as to the last Plan Year for which an election may be made.

                  A Participant's election to receive a cash distribution in accordance with the paragraph set forth above as to a Plan Year may be made at any time during the 90-day period immediately following the close of such Plan Year by filing a written election with the Committee. The Committee shall direct the Trustee to liquidate the Shares as to which a Participant has made a cash distribution election and distribute such cash proceeds to such Participant as soon as administratively feasible and not later than the expiration of the 180-day period immediately following the close of the Plan Year as to which the Participant's cash distribution election is made.

                  Notwithstanding the foregoing, a Participant shall not be eligible to elect cash distributions pursuant to the paragraphs set forth above if the fair market value of the Shares which were acquired by the Owen ESOP and allocated to his ESOP Account is less than $500 as of the Valuation Date immediately preceding the first day of the first Plan Year as to which he otherwise would have been eligible to elect such cash distribution.

         15. Participants shall not be permitted to obtain loans from the Owen ESOP. Nor shall Participants be permitted to obtain in-service withdrawals (other than those described in paragraph 14 above) or hardship distributions from the Owen ESOP.

         16. Each Participant in the Owen ESOP shall be entitled to direct the Trustee as to the manner in which whole Shares credited to the Participant's ESOP Account shall be voted; fractional Shares shall be aggregated into whole Shares and voted by the Trustee to the extent possible to reflect the voting directions of the Participants with respect to whole Shares. Notwithstanding the foregoing, Participants' rights to direct the Trustee as to the voting of Shares allocated to their ESOP Accounts shall be limited to any corporate matter which involves the voting of such Shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transaction as may be prescribed by Treasury Regulations if Shares are not required to be registered under Section 12 of the Securities Exchange Act of 1934, unless the lack of such requirement for registration is by reason of the exemption provided in subsection (g)(2)(H) thereof. With respect to matters concerning which a Participant has voting rights under these provisions, in the absence of voting instructions by a Participant, Shares held in his ESOP Account shall not be voted. With respect to matters concerning which a Participant does not have voting rights under these provisions, Shares held in his ESOP Account shall be voted as directed by the Committee.

B. PROVISIONS OF THE OWEN ESOP THAT CONTINUE TO APPLY. The following provisions of the Owen ESOP shall survive the merger:

         1. A Participant employed by Owen on June 30, 1998 shall continue to have a separate ESOP Account under the Plan.

         2. The rights outlined in paragraphs 13, 14 and 16 above shall continue to apply to the Shares held in the Participant's ESOP Account.

                                   APPENDIX E
                                   ----------

                   SPECIAL RULES REGARDING PARTICIPANTS IN THE
                PACKAGING COORDINATORS, INC. PROFIT SHARING PLAN

Effective July 1, 1997, the terms of the main Plan document shall apply to the Employees of Packaging Coordinators Inc. ("PCI"), except to the extent provided in Section A below. The provisions outlined in Section A below shall apply to the Employees of PCI only until July 1, 1998 (the "Merger Date"). Effective as of the Merger Date, the Packaging Coordinators, Inc. Profit Sharing Plan (the "PCI Profit Sharing Plan") maintained by PCI merged into the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") and ceased to exist as an independent plan. However, the provisions outlined in Section B below shall continue to apply to those Employees of PCI who are participating in the PCI Profit Sharing Plan on June 30, 1998, and who become Participants in the Plan on the Merger Date.

A. EXCEPTIONS TO THE PROVISIONS IN THE PLAN DOCUMENT. The following provisions shall apply to the Employees of PCI from July 1, 1997 through June 30, 1998:

         1.       The term "Board" shall mean the board of directors of PCI.

         2. The term "Break in Service" shall mean any Plan Year during which the Participant fails to complete more than 500 Hours of Service with the Employer.

         3. The term "Committee" shall mean the person or persons appointed to assist the Employer in the administration of the PCI Profit Sharing Plan.

         4. The term "Company" shall mean Packaging Coordinators, Inc., a Pennsylvania corporation.

         5. The term "Compensation" shall mean salary and wages, overtime pay, bonuses and commissions paid by the Employer to an Employee, but excluding all Employer contributions to benefit plans and all other forms of compensation.

         6. The term "Disability" shall mean that the Participant has applied and qualifies for disability benefits under the Social Security Act of 1939, as amended.

         7. The term "Early Retirement Date" shall mean the date on which the Participant has attained age 60 and completed at least seven Years of Service.

         8. The term "Eligible Employee" shall mean any Employee other than (a) a salesperson whose only form of compensation is commissions, (b) an independent contractor, or (c) an Employee who may be excluded from participation pursuant to Code
                  Section 410(b)(3) as an Employee covered by a collective bargaining agreement recognized as such under applicable labor law and which does not expressly provide for participation in the PCI Profit Sharing Plan by Employees covered thereunder.

         9. The term "Employer" shall mean the Company and any Related Employer which shall ratify and adopt the PCI Profit Sharing Plan in a manner satisfactory to, and with the consent of, PCI.

         10.      The term "Entry Date" shall mean each  April 1 and October 1.

         11. With respect to determining a Participant's "Hours of Service," the Committee shall credit every hourly-paid Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. A salaried Employee for whom such records are not available or maintained shall instead be credited with 45 Hours of Service for each week he would have received credit for Hours of Service if such records were maintained.


         12. The term "Plan" shall mean the Packaging Coordinators, Inc. Profit Sharing Plan.

         13.      The term "Plan Administrator" shall mean PCI.

         14. The term "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's surviving spouse which is 100% (or 50%, if elected by the Participant) of the amount of the annuity which is payable during the joint lives of the Participant and his surviving spouse.

         15. The term "Trust" shall mean the Packaging Coordinators, Inc. Profit Sharing Plan Trust.

         16. The term "Trustee" shall mean the entity or person appointed by PCI to act in such capacity.

         17. The term "Valuation Date" shall mean September 30 and such other dates as selected by the Plan Administrator.

         18. The term "Year of Service" shall mean a computation period during which the Participant completes 1,000 Hours of Service. For purposes of vesting, such computation period shall be the Plan Year.

         19. Each Eligible Employee may become a Participant in the PCI Profit Sharing Plan on the first Entry Date coincident with or next following the Participant's attainment of age 21 and completion of a Year of Service within a single Eligibility Computation Period.

         20. For purposes of eligibility and vesting, if a Participant does not have a Nonforfeitable interest in his Employer contributions at the time he incurs a Break in Service, his Years of Service prior to the Break in Service shall be disregarded upon re-employment if the aggregate number of his consecutive Breaks in Service equals or exceeds the greater of
                  (a) five, or (b) the aggregate number of his Years of Service prior to the Break in Service. For purposes of vesting, if a Participant incurs a Break in Service, his Years of Service prior to the Break in Service shall be taken into account only if, following the Break in Service, the Participant completes a Year of Service.

         21. The PCI Profit Sharing Plan does not provide for any contributions other than Profit Sharing Contributions, Rollover Contributions, and Top-Heavy Contributions. A Participant's Accounts under the PCI Profit Sharing Plan shall be limited to his Profit Sharing Account, Rollover Account, and Top-Heavy Contribution Account.

         22. A Participant is required to complete at least 501 Hours of Service during the Plan Year and be employed on the last day of the Plan Year in order to receive a Profit Sharing Contribution under the PCI Profit Sharing Plan.

         23. Forfeitures under the PCI Profit Sharing Plan shall be reallocated among Participants as additional Profit Sharing Contributions.

         24. Participants and Beneficiaries in the PCI Profit Sharing Plan shall not be permitted to receive distributions in the form of installments, but shall be permitted to receive distributions in the form of a single life annuity.

         25. A Participant's Annuity Starting Date with respect to a benefit paid in the form of an annuity shall not be prior to his Early or Normal Retirement Date.

         26. Participants in the PCI Profit Sharing Plan shall not be permitted to obtain in-service withdrawals, hardship distributions, or loans from the PCI Profit Sharing Plan.

B. PROVISIONS OF THE PCI PROFIT SHARING PLAN THAT CONTINUE TO APPLY. The following provisions of the PCI Profit Sharing Plan shall survive the merger and continue to apply to those individuals participating thereunder on June 30, 1998:

                           1.       Participants employed by PCI on June 30,
1998 shall continue to have the option to receive distributions from the Plan in the form of a 100% Qualified Joint and Survivor Annuity, to the extent applicable, or in the form of a single life annuity.


         2. Notwithstanding any provision to the contrary, Participants residing in Puerto Rico who are employed by PCI on June 30, 1998 shall not be permitted to participate in the Plan.

                                   APPENDIX F
                                   ----------

                   SPECIAL RULES REGARDING PARTICIPANTS IN THE
            PACKAGING COORDINATORS, INC. MONEY PURCHASE PENSION PLAN

Effective July 1, 1997, the terms of the main Plan document shall apply to the Employees of Packaging Coordinators Inc. ("PCI"), except to the extent provided in Section A below. The provisions outlined in Section A below shall apply to the Employees of PCI only until July 1, 1998 (the "Merger Date"). Effective as of the Merger Date, the Packaging Coordinators, Inc. Money Purchase Pension Plan (the "PCI Money Purchase Plan") maintained by PCI merged into the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") and ceased to exist as an independent plan. However, the provisions outlined in Section B below shall continue to apply to those Employees of PCI who are participating in the PCI Money Purchase Plan on June 30, 1998, and who become Participants in the Plan on the Merger Date.

A. EXCEPTIONS TO THE PROVISIONS IN THE PLAN DOCUMENT. The following provisions shall apply to the Employees of PCI from July 1, 1997 through June 30, 1998:

         1.       The term "Board" shall mean the board of directors of PCI.

         2. The term "Break in Service" shall mean any Plan Year during which the Participant fails to complete more than 500 Hours of Service with the Employer.

         3. The term "Committee" shall mean the person or persons appointed to assist the Employer in the administration of the PCI Money Purchase Plan.

         4. The term "Company" shall mean Packaging Coordinators, Inc., a Pennsylvania corporation.

         5. The term "Compensation" shall mean salary and wages, overtime pay, bonuses and commissions paid by the Employer to an Employee, but excluding all Employer contributions to benefit plans and all other forms of compensation.

         6. The term "Disability" shall mean that the Participant has applied and qualifies for disability benefits under the Social Security Act of 1939, as amended.

         7. The term "Early Retirement Date" shall mean the date on which the Participant has attained age 60 and completed at least seven Years of Service.

         8. The term "Eligible Employee" shall mean any Employee other than (a) a salesperson whose only form of compensation is commissions, (b) an independent contractor, or (c) an Employee who may be excluded from participation pursuant to Code
                  Section 410(b)(3) as an Employee covered by a collective bargaining agreement recognized as such under applicable labor law and which does not expressly provide for participation in the PCI Money Purchase Plan by Employees covered thereunder.

         9. The term "Employer" shall mean the Company and any Related Employer which shall ratify and adopt the PCI Money Purchase Plan in a manner satisfactory to, and with the consent of, PCI.

         10.      The term "Entry Date" shall mean each  April 1 and October 1.

                  11. With respect to determining a Participant's "Hours of Service," the Committee shall credit every hourly-paid Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. A salaried Employee for whom such records are not available or maintained shall instead be credited with 45 Hours of Service for each week he would have received credit for Hours of Service if such records were maintained.

         12. The term "Plan" shall mean the Packaging Coordinators, Inc. Money Purchase Pension Plan.

         13.      The term "Plan Administrator" shall mean PCI.

         14. The term "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's surviving spouse which is 100% (or 50%, if elected by the Participant) of the amount of the annuity which is payable during the joint lives of the Participant and his surviving spouse.

         15. The term "Trust" shall mean the Packaging Coordinators, Inc. Money Purchase Pension Plan Trust.

         16. The term "Trustee" shall mean the entity or person appointed by PCI to act in such capacity.

         17. The term "Valuation Date" shall mean September 30 and such other dates as selected by the Plan Administrator.

         18. The term "Year of Service" shall mean a computation period during which the Participant completes 1,000 Hours of Service. For purposes of vesting, such computation period shall be the Plan Year.

         19. Each Eligible Employee may become a Participant in the PCI Money Purchase Plan on the first Entry Date coincident with or next following the Participant's attainment of age 21 and completion of a Year of Service within a single Eligibility Computation Period.

         20. For purposes of eligibility and vesting, if a Participant who does not have a Nonforfeitable interest in his Employer contributions at the time he incurs a Break in Service, his Years of Service prior to the Break in Service shall be disregarded upon re-employment if the aggregate number of his consecutive Breaks in Service equals or exceeds the greater of
                  (a) five, or (b) the aggregate number of his Years of Service prior to the Break in Service. For purposes of vesting, if a Participant incurs a Break in Service, his Years of Service prior to the Break in Service shall be taken into account only if, following the Break in Service, the Participant completes a Year of Service.

         21. Participants in the PCI Money Purchase Plan shall be credited with "MONEY PURCHASE Contributions." Money Purchase Contributions shall be equal to 4% of the Participant's Compensation up to the Social Security taxable wage base at the beginning of the Plan Year plus 8% of the Participant's Compensation in excess of the Social Security taxable wage base.

         22. Money Purchase Contributions shall be credited to the Money Purchase Account of each Participant in the PCI Money Purchase Plan who completes at least 501 Hours of Service during the Plan Year and is employed by the Employer on the last day of the Plan Year.

         23. The PCI Money Purchase Plan does not provide for any contributions other than Money Purchase Contributions, Rollover Contributions, and Top-Heavy Contributions. A Participant's Accounts under the PCI Money Purchase Plan shall be limited to his Money Purchase Account, Rollover Account, and Top-Heavy Contribution Account.

         24. Participants and Beneficiaries in the PCI Money Purchase Plan shall not be permitted to receive distributions in the form of installments. However, payments in the form of a single life annuity shall be an optional form of benefit under the PCI Money Purchase Plan, and shall be the normal form of benefit payable to an unmarried Participant.

         25. A Participant's Annuity Starting Date with respect to a benefit paid in the form of an annuity shall not be prior to his Early or Normal Retirement Date.

         26. Participants in the PCI Money Purchase Plan shall not be permitted to obtain in-service withdrawals, hardship distributions, or loans from the PCI Money Purchase Plan.

B. PROVISIONS OF THE PCI MONEY PURCHASE PLAN THAT CONTINUE TO APPLY. The following provisions of the PCI Money Purchase Plan shall survive the merger and continue to apply to those individuals participating thereunder on June 30, 1998:

                  1. Participants employed by PCI on June 30, 1998 shall continue to have the option to receive distributions from the Plan in the form of a 100% Qualified Joint and Survivor Annuity, to the extent applicable, or in the form of a single life annuity. A single life annuity shall continue to be the normal form of benefit payable to an unmarried Participant.


                  2. Notwithstanding any provision to the contrary, Participants residing in Puerto Rico who are employed by PCI on June 30, 1998 shall not be permitted to participate in the Plan.

                                   APPENDIX G
                                   ----------

                   SPECIAL RULES REGARDING PARTICIPANTS IN THE
                           CRC 401(k) RETIREMENT PLAN

Effective January 1, 1998, the terms of the main Plan document shall apply to the Employees of Comprehensive Reimbursement Consultants, Inc. ("CRC"), except to the extent provided in Section A below. The provisions outlined in Section A below shall apply to the Employees of CRC only until December 1, 1998 (the "Merger Date"). Effective as of the Merger Date, the CRC 401(k) Retirement Plan (the "CRC Plan") maintained by CRC merged into the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") and ceased to exist as an independent plan. However, the provisions outlined in Section B below shall continue to apply to those Employees of CRC who are participating in the CRC Plan on November 30, 1998, and who become Participants in the Plan on the Merger Date.

A. EXCEPTIONS TO THE PROVISIONS IN THE PLAN DOCUMENT. The following provisions shall apply to the Employees of CRC from January 1, 1998 through November 30, 1998:

         1.       The term "Board" shall mean the board of directors of CRC.

         2. The term "Break in Service" shall mean any Plan Year during which the Participant fails to complete more than 500 Hours of Service with the Employer.

         3. The term "Committee" shall mean the person or persons appointed to assist the Employer in the administration of the CRC Plan.

         4. The term "Company" shall mean Comprehensive Reimbursement Consultants, Inc., a Minnesota corporation.

         5.       The term "Eligible Employee" shall mean any Employee.

                  6. The term "Employee" shall mean any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code) as a common law employee (or who would be receiving such remuneration except for an authorized leave of absence). The term shall also include any Leased Employee, as provided in
Section 414(n) and (o) of the Code.


         7. The term "Employer" shall mean the Company and any Related Employer which shall ratify and adopt the CRC Plan in a manner satisfactory to, and with the consent of, CRC.

         8. The term "Entry Date" shall mean the first day of the month following the date that an Eligible Employee satisfies the eligibility requirements under the CRC Plan.


         9. The term "Normal Retirement Age" shall mean the later of the Participant's attainment of age 59 1/2 or his completion of five years of participation in the CRC Plan.

         10.      The term "Plan" shall mean the CRC 401(k) Savings Plan.

         11.      The term "Plan Administrator" shall mean CRC.

         12. The "Plan Year" shall mean the 12 consecutive month period commencing on January 1 and ending on December 31.

         13. The term "Shares" shall mean the common stock issued by the Company and approved by the Committee as an appropriate investment.

         14.      The term "Trust" shall mean CRC 401(k) Retirement Plan Trust.

         15. The term "Trustee" shall mean Julie A. Zapp and Bruce R. Barnes, or such other persons or entity that subsequently may be appointed by CRC.

         16. The term "Year of Service," for purposes of vesting, shall mean any Plan Year in which the Participant completes 1,000 Hours of Service.

         17.      The term "Valuation Date" shall mean the last day of the Plan
                  Year.

         18. Each Eligible Employee may become a Participant in the CRC Plan on the first Entry Date coincident with or next following the Participant's attainment of age 21 and completion of three months of Service.

         19. For purposes of eligibility, if an Employee terminates employment before satisfying the eligibility requirements under the CRC Plan and is later reemployed by the Employer, Service before his Reemployment Commencement Date will be taken into account, unless he has experienced a Break in Service. For purposes of eligibility and vesting, if a Participant does not have a Nonforfeitable interest in his Employer contributions at the time he incurs a Break in Service, his Years of Service prior to the Break in Service shall be disregarded upon re-employment if the aggregate number of his consecutive Breaks in Service equals or exceeds the greater of (a) five, or (b) the aggregate number of his Years of Service prior to the Break in Service. For purposes of vesting, if a Participant incurs a Break in Service, his Years of Service prior to the Break in Service shall be taken into account only if, following the Break in Service, the Participant completes a Year of Service.

         20. A Participant is required to be either credited with over 500 Hours of Service during the Plan Year or employed on the last day of the Plan Year in order to receive a Qualified Non-Elective Contribution under the CRC Plan.

         21. The following vesting schedule shall apply to those Employees of CRC hired prior to December 1, 1998:

                                                                             Qualified Non-Elective Contributions
                                                                                  and Matching Contributions
                                     Years of Service                               Percent Nonforfeitable
                                     ----------------                               ----------------------
                  Less than two (2)                                                          0%
                  At least two (2) but less than three (3)                                  20%
                  At least three (3) but less than four (4)                                 40%
                  At least four (4) but less than five (5)                                  60%
                  At least five (5) but less than six (6)                                   80%
                  At least six (6) or more                                                 100%

         22. Forfeitures of Qualified Non-Elective Contributions and Matching Contributions under the CRC Plan Shall be reallocated among Participant who are eligible to receive such contributions pro-rata according to Credited Compensation.

         23. Distributions to Participants and Beneficiaries under the CRC Plan shall be made either in the form of lump sum payments or in the form of installments payable of a period of not more than ten years.

                           24.      Participants in the CRC Plan shall not be
permitted to obtain hardship distributions or in-service withdrawals from the CRC Plan.

         25. Any Participant or Beneficiary who makes a claim for benefits against the Employer, and such claim is denied, shall have the right to appeal the denial of such claim at any time within 75 days after he receives written notice of such denial.

B. PROVISIONS OF THE CRC PLAN THAT CONTINUE TO APPLY. The following provisions of the CRC Plan shall survive the merger and continue to apply to those individuals participating thereunder on November 30, 1998:

                           1.       The Normal Retirement Age of any Participant
employed by CRC on November 30, 1998 shall continue to be the later of the Participant's attainment of age 59 1/2 or his completion of five years of participation in the CRC Plan.

                           2.       Notwithstanding any provision to the
contrary, Employees of CRC hired on or before November 30, 1998 shall be permitted to participate in the Plan as of the first day of the month following their completion of three months of Service and their attainment of age 21.

                                   APPENDIX H
                                   ----------

      SPECIAL RULES REGARDING PARTICIPANTS IN THE R. P. SCHERER CORPORATION
                            RETIREMENT SAVINGS PLAN


Effective January 1, 1997, the terms of the main Plan document shall apply to the Employees of R. P. Scherer Corporation ("R. P. Scherer"), except to the extent provided in Section A below. The provisions outlined in Section A below shall apply to the Employees of R. P. Scherer only until September 1, 1999 (the "Merger Date"). Effective as of the Merger Date, the R. P. Scherer Corporation Retirement Savings Plan (the "R. P. Scherer Plan") maintained by R. P. Scherer merged into the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Plan") and ceased to exist as an independent plan. However, the provisions outlined in Section B below shall continue to apply to those Employees of R. P. Scherer who are participating in the R. P. Scherer Plan on August 31, 1999, and who become Participants in the Plan on the Merger Date.

A. EXCEPTIONS TO THE PROVISIONS IN THE PLAN DOCUMENT. The following provisions shall apply to the Employees of R. P. Scherer from January 1, 1997 through August 31, 1999 (unless some other date is stated herein):

         1. The term "Board" shall mean the Board of Directors of R. P. Scherer Corporation.

         2. The term "Break in Service" shall mean any Plan Year during which the Participant fails to complete more than 500 Hours of Service with the Employer.

         3. The term "Committee" shall mean the person or persons appointed to assist the Employer in the administration of the
                  R. P. Scherer Plan.

         4. The term "Company" shall mean R. P. Scherer Corporation, a Delaware corporation.

         5.       The term "Compensation" shall mean wages as defined in Code
                  Section 3401(a) and all other payments of compensation to a Employee by the Employer (in the course of the Employer's trade or business for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation will be determined over the Plan Year and will include Employer contributions made pursuant to a Salary Reduction Agreement, or other arrangement, which are not includable in the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b).

         6. The term "Disability" shall mean the inability to engage in a substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment shall be supported by medical evidence. The Employer shall determine the existence of a disability based on its current disability policy, applied on a uniform and nondiscriminatory basis.

         7. The term "Eligible Employee" shall mean any Employee except those who are members of a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives (if retirement benefits were the subject of good faith bargaining and if 2% or less of the Employees were covered pursuant to that agreement are professionals as defined in Treasury regulations Section 1.410(b)-9) and those who are non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

         8. The term "Employee" shall mean any person, including any self-employed individual, of the Employer maintaining the R.
                  P. Scherer Plan or of any other Employer required to be aggregated with such Employer under Code Sections 414(b), (c),
                  (m) or (o).

                  The term Employee shall also include any Leased Employee deemed to be a Employee of any Employer described in the previous paragraph as provided in Code Sections 414(n) or (o) of the Code.

         9. The term "Employer" shall mean the Company and any successor thereto, which shall be the Plan Administrator for purposes of
                  Section 3(16) of ERISA, a named fiduciary as defined in ERISA and which may delegate all or any part of its powers, duties and authorities in such capacity without ceasing to be the Plan Administrator.

         10. The term "Entry Date" shall mean the first day of the month following the date that an Eligible Employee satisfies the eligibility requirements under the R. P. Scherer Plan.

         11. The term "Normal Retirement Age" shall mean the date on which the Participant attains age 65.

         12. The term "Plan" shall mean the R. P. Scherer Corporation Savings Plan.

         13.      The term "Plan Administrator" shall mean R. P. Scherer
                  Corporation.

         14. The term "Plan Year" shall mean the twelve consecutive month period commencing on January 1 and ending on December 31.

         15.      The term "Trust" shall mean the Trust incorporated into the R.
                  P. Scherer Corporation Savings Plan and Trust.

         16. The term "Trustee" shall mean Society Bank, or such other persons or entity that subsequently may be appointed by R. P. Scherer Corporation.

         17.      The term "Valuation Date" shall mean the last day of the Plan
                  Year.

         18. Each Eligible Employee may become a Participant in the R. P. Scherer Plan on the first Entry Date coincident with or next following the Participant's attainment of age 18 and completion of six months of Service. An Eligible Employee who was employed on January 1, 1996 shall be eligible to participate as of such date without regard to the eligibility requirements set forth herein.

         19. For purposes of eligibility, if an Employee terminates employment before satisfying the eligibility requirements under the R. P. Scherer Plan and is later re-employed by the Employer, Service before his Re-employment Commencement Date will be taken into account, unless he has experienced a Break in Service. For purposes of eligibility and vesting, if a Participant does not have a Nonforfeitable interest in his Employer contributions at the time he incurs a Break in Service, his Years of Service prior to the Break in Service shall be disregarded upon re-employment if the aggregate number of his consecutive Breaks in Service equals or exceeds the greater of (a) five, or (b) the aggregate number of his Years of Service prior to the Break in Service. For purposes of vesting, if a Participant incurs a Break in Service, his Years of Service prior to the Break in Service shall be taken into account only if, following the Break in Service, the Participant completes a Year of Service.

         20. Profit Sharing Contributions, if any, shall be allocated to each eligible Participant's account in the ratio that such Participant's Compensation bears to the Compensation of all eligible Participants.

                  Compensation for Profit Sharing Contributions shall include compensation earned during the entire Plan Year regardless of the date of participation in the Plan. "Eligible Participants" for purposes of the allocation of Profit Sharing Contributions are those participants who have completed a Year of Service and are employed as of the last day of the Plan Year. Notwithstanding the foregoing, a Participant who terminated employment prior to the last day of the Plan Year on account of retirement, Disability or death shall also be considered an Eligible Participant for purposes of allocation of Profit Sharing Contributions.

         21. A Participant may elect to have allocated to his account an amount of Compensation for the Plan Year, which amount shall be a whole percentage of not less than one percent but not more than fifteen percent of Compensation for such Plan Year. In addition, a Participant may enter into an agreement to contribute extraordinary items of Compensation, not yet payable (including bonuses) to be contributed to the R. P. Scherer Plan during the Plan Year.

         22. A Participant may increase or decrease the rate of Compensation Deferral Contributions once each quarter, based on the Plan Year. A Participant may suspend Compensation Deferral Contributions at any time effective as of the next following payroll period. A Participant who elects to suspend Compensation Deferral Contributions under the R. P. Scherer Plan may elect to recommence contributions as of the beginning of the next following calendar quarter.

         23. For each Plan Year, the Employer shall make contributions to the R. P. Scherer Plan, in an amount equal to 50% of the Participant's Compensation Deferral Contributions, however, no match shall be made on Compensation Deferral Contributions in excess of $500 of the Participant's Compensation. In addition, the Employer may elect to make additional discretionary matching contributions to the R. P. Scherer Plan as determined by the Board on an annual basis.

         24. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 1 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.

         25. Prior to January 1, 1999, forfeitures of Profit Sharing Contributions and Matching Contributions shall be made as of the last day of the Plan Year in which the forfeiture occurred. Forfeitures shall be allocated to Participant's accounts in the same manner as Profit Sharing Contributions and Matching Contributions, in the discretion of the Employer, for the year in which the forfeiture arose. On and after January 1, 1999, forfeitures shall be used first to pay expenses of the R. P. Scherer Plan and then as Employer contributions under the R. P. Scherer Plan to reduce the contribution required to be made by the Employer.

         26. If a Participant who was employed prior to September 1, 1999 terminates employment prior to Normal Retirement Age for any reason other than death or Disability, then for each Year of Service, he shall receive a Nonforfeitable Percentage of his Profit Sharing Contributions and Matching Contributions (forfeiting the balance) equal to the following:

                                                                               Profit Sharing Contributions and
                                                                                    Matching Contributions
                  Years of Service                                                  Percent Nonforfeitable
                  ----------------                                                  ----------------------
                  Less than three (3)                                                        0%
                  Three (3) or more                                                        100%

                  For purposes of determining Years of Service for vesting in Profit Sharing Contributions, Years of Service shall include Years of Service before the Employer maintained this Plan and shall include Years of Service before the Employee attained age 18.

         27. Upon Separation from Service, a Participant shall distribute the Participant's Account balance as soon as administratively practicable after the receipt of a distribution request from a Participant as a lump sum payment in cash unless the Participant elects to receive substantially equal quarterly, semi-annual or annual installments over a period not exceeding the joint life expectancy of the Participant and his or her designated Beneficiary. Distributions in the form of a qualified joint and survivor annuity shall not apply to any Participant in the R. P. Scherer Plan.

         28. Effective as of January 1, 1998, a Participant or Beneficiary with an Account balance of less than $5,000 shall receive a distribution of his Account balance in a lump sum payment in cash as soon as administratively practicable after the Participant's Separation from Service or death.

         29. If a Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive the distributions in accordance with (a) or (b) below:

                  (a) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  (b) if the designated beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. Distributions in the form of a qualified Preretirement Survivor Annuity shall not apply to any Participant in the R. P. Scherer Plan.

         30. All withdrawals and distributions under the R. P. Scherer Plan shall be made in cash.

         31. A Participant may withdraw all or a portion of the vested amounts credited to his Compensation Deferral Account (and any earnings credited to a Participant's account as of the end of the last Plan Year ending before July 1, 1989) and his Matching Contributions Account if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.

         32. In addition to other withdrawals permitted by Section 6.17 of the Plan, a Participant may withdraw all or a portion of his vested Matching Contributions and vested Profit Sharing Contributions upon the attainment of age 59 1/2.

         33. Only distributions made pursuant to conditions arising under Plan Sections 7.01(A)(i) through (iv) (but excluding Subsection (v) therein) shall be conclusively considered to be made on account of immediate and heavy financial need.

         34. Loans for the purchase of a primary residence may not exceed a term of 30 years.

         35. The top heavy vesting schedule applicable to the R. P. Scherer Plan is the vesting schedule used to determine nonforfeitable interests under the R. P. Scherer Plan generally.

B. PROVISIONS OF THE R. P. SCHERER PLAN THAT CONTINUE TO APPLY. The following provisions of the R. P. Scherer Plan shall survive the merger and continue to apply to those individuals participating thereunder on August 31, 1999:

         1. The Normal Retirement Age for employees hired by R. P. Scherer prior to September 1, 1999 shall continue to be age 65 without any required period of participation.

         2. The following vesting schedule shall continue to apply to Participants in the R. P. Scherer Plan who are employed on August 31, 1999 and become Participants in the Plan on the Merger Date:

                                             Profit Sharing Contributions and
                  Years of Service                Matching Contributions
                  ----------------                Percent Nonforfeitable
                                                  ----------------------

                  Less than three (3)                      0%
                  Three (3) or more                      100%

                  Any additional Matching Contributions, Profit Sharing Contributions and Special Contributions credited after the Merger Date shall also be subject to the vesting schedule set forth above.

         3. The normal form of distribution for employees of R. P. Scherer hired before September 1, 1999 shall be a lump sum distribution. In addition to the optional forms of distribution set forth in Section 6.06, employees of R. P. Scherer who are employed on August 31, 1999 and become Participants in the Plan on the Merger Date shall also be entitled to elect installments in semi-annual or annual payments.

         4. During the period immediately following the Merger Date (the "Blackout Period"), Participants in the R. P. Scherer Plan who are employed on August 31, 1999 and who commence participation in the Plan on September 1, 1999, will not be permitted to make changes of existing accounts and future contributions from among the Investment Funds offered under the Plan. In addition, such Participants may not be permitted to increase, decrease or suspend Compensation Deferrals during the Blackout Period. The Blackout Period shall be determined by the Plan Administrator and shall be applied to all such Participants on a uniform and nondiscriminatory basis. The Blackout Period shall terminate as soon as administratively practicable following the Merger Date.